                                                                     EXHIBIT 4.3

THIS INSTRUMENT PREPARED BY AND
AFTER RECORDING SHOULD BE MAILED TO:
Fred B. Jacobsen
Senior Counsel
The Peoples Gas Light and
   Coke Company
130 East Randolph Drive
Chicago, IL 60601

--------------------------------------------------------------------------------

                     THE PEOPLES GAS LIGHT AND COKE COMPANY

                                       TO

                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE


                             SUPPLEMENTAL INDENTURE


                          DATED AS OF FEBRUARY 1, 2003


            FIRST AND REFUNDING MORTGAGE MULTI-MODAL BONDS, SERIES LL

--------------------------------------------------------------------------------

                                                                     EXHIBIT 4.3

                                TABLE OF CONTENTS

                                                                                               Page
---------------------------------------------------------------------------------------------------
Parties .....................................................................................     1

Recitals
         Status of Mortgage .................................................................     1
         First and Refunding Mortgage Bonds
               issued and outstanding .......................................................     2
         Basis for issuance of $50,000,000
               Series LL Bonds ..............................................................     2
         Reservation of right to amend the Mortgage .........................................     2
         Form of Series LL registered bond without
               coupons ......................................................................     2
         Supplemental Indenture authorized by
               Directors ....................................................................    11

                                    ARTICLE I

                 FIRST AND REFUNDING MORTGAGE MULTI-MODAL BONDS,
                                    SERIES LL

Sec. 1:  Designation, amount limited to
               $50,000,000, maturity and
                    interest rate ...........................................................    13
               Place and medium of interest and
                    principal payments ......................................................    13

Sec. 2:  Form of bonds ......................................................................    14
               Denominations of registered bonds
                    without coupons .........................................................    14
               Date of bonds ................................................................    14

Sec. 3:  Interdenominational exchanges of
                    registered bonds ........................................................    14

Sec. 4:  Execution, authentication and issue of
                    Series LL Bonds .........................................................    15

Sec. 5:  Redemption of Series LL Bonds
                    by Company ..............................................................    15

                                                                                               Page
---------------------------------------------------------------------------------------------------
Sec. 6:  Notice of Redemption ...............................................................    18

Sec. 7:  Legend on Series LL Bonds ..........................................................    18

Sec. 8:  Determination of Interest Rate Modes and
               Interest Rates; Adjustment of Interest Rate Modes ............................    18

Sec. 9:  Definitions ........................................................................    25

Sec. 10: Payments, notices and actions due on
               Saturdays, Sundays and holidays
               to take place on next succeeding
               Business Day .................................................................    30

Sec. 11: Reservation of right to amend
                    the Mortgage ............................................................    30

                                   ARTICLE II

                            COVENANTS OF THE COMPANY

         Sec. 1: Company each year shall charge against income and place to credit of Depreciation Reserve Account the greater of
         $1,550,000 or 2.5% of the sum of the aggregate principal
         amount of all indebtedness of the Company secured by the
         Mortgage and liens superior to the Mortgage. .......................................    32

         Company after issuing any Series LL Bonds shall not request the Trustee to:

               Authenticate any bonds under Mortgage pursuant to Sections 2,
               4 or 5 of Article III or pay cash to the Company pursuant to
               Section 6 of Article III on account of transactions effected prior
               to January 1, 1951 ...........................................................    33

               Authenticate any series of bonds or pay any moneys to Company on account of payment of any Refunding Mortgage 5% bonds on
               or after January 1, 1944.  ...................................................    33

                                                                                               Page
---------------------------------------------------------------------------------------------------
         Company shall not request the Trustee to
               authenticate bonds of any series or to
               pay to the Company any cash deposited
               with or received by the Trustee, unless it
               delivers to the Trustee a certificate signed
               by the President or an Executive
               or other Vice President or Chief Financial Officer
               and Treasurer or Assistant Treasurer containing
               specified information ........................................................    33

         Company shall not obtain authentication of
               bonds or payment of cash in excess of
               75% of amount shown on such certificate ......................................    36

         Explanation of terms--
               Mortgage and Prior Lien Debt of Company ......................................    36
               Net Earnings .................................................................    37
               Permanent Property ...........................................................    38
               Original Cost ................................................................    39

         Company to furnish Trustee in connection with authentication of bonds pursuant to Section 5 of Article III or payment of cash pursuant to Section 6 of
               Article III or of Article IX of the Mortgage:

               Opinion of counsel that
               Company has acquired good title to
               property .....................................................................    39

               Certificate of President or any
               Executive or other Vice President
               or Chief Financial Officer and also by
               the Treasurer or an Assistant Treasurer certifying
               that the property involved is
               "permanent property" .........................................................    39

         Company shall not hereafter issue any bonds
               under any underlying mortgage ................................................    39

                                                                                               Page
---------------------------------------------------------------------------------------------------
         Company not to request Trustee to authenticate
               bonds or to pay to it cash on account
               of bonds purchased or redeemed through
               operation of, or bonds deposited in,
               the sinking funds provided for in
               supplemental indentures ......................................................    40

         In event of acquisition of substantially
               all properties subject to lien of
               Mortgage by federal, state or municipal
               authority, Company shall be deemed to
               have requested Trustee to redeem all
               bonds of all series under Mortgage ...........................................    40

         Classifying of "property replaced or retired" ......................................    41

         If Company consolidates or merges with
               another corporation, successor must
               assume payment of principal and
               interest on all bonds outstanding
               under Mortgage ...............................................................    41

Sec. 2:  After-acquired property shall be
                    subject to lien of Mortgage .............................................    41

Sec. 3:  Company to furnish certificates,
                    mortgages, deeds, opinions of
                    counsel to Trustee within sixty
                    (60) days after acquiring land,
                    plants or interests in lands or
                    plants the aggregate cost of
                    which shall equal or
                    exceed $500,000 .........................................................    42

Sec. 4:  Company covenants that upon cancellation
                    of any "prior lien" it shall cause
                    all cash or obligations held by
                    trustee of such "prior lien" to be
                    paid over to Trustee ....................................................    43

                                                                                               Page
---------------------------------------------------------------------------------------------------
                                   ARTICLE III

                                  MISCELLANEOUS
Sec. 1:  Trustee's Acceptance ...............................................................    44

Sec. 2:  Supplemental Indenture executed
                    pursuant to Article XVI of Mortgage .....................................    44

Sec. 3:  All covenants and conditions by or
                    on behalf of Company to bind its
                    successors and assigns ..................................................    44

Sec. 4:  Supplemental Indenture to become
                    effective only from time of its
                    actual execution and delivery
                    by the Company and Trustee ..............................................    45

Execution in counterparts ...................................................................    46
Attestation clause ..........................................................................    46
Signatures ..................................................................................    46
Acknowledgment by Company ...................................................................    47
Acknowledgment by Trustee ...................................................................    48

     This Supplemental Indenture, dated as of February 1, 2003, made and entered into by and between THE PEOPLES GAS LIGHT AND COKE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company") and U.S. Bank National Association (hereinafter called the "Trustee"), a corporation organized and existing under laws of the United States of America and successor to Illinois Merchants Trust Company, as trustee under the indenture of Chicago By-Product Coke Company to said Illinois Merchants Trust Company, as trustee, dated January 2, 1926,

                                   WITNESSETH:

     WHEREAS, Chicago By-Product Coke Company, a corporation organized and existing under the laws of the State of Delaware, heretofore gave its mortgage in the form of an indenture (hereinafter called the "Original Mortgage") to Illinois Merchants Trust Company, as trustee, under date of the second day of January, 1926; and

     WHEREAS, the Company executed and delivered to said Illinois Merchants Trust Company, as trustee under the Original Mortgage, an indenture bearing date the first day of March, 1928, whereby, among other things, the Company assumed and agreed to pay the principal and interest of all bonds issued or to be issued under the Original Mortgage and secured thereby, and to perform and fulfill all of the terms, covenants, and conditions of the Original Mortgage binding upon said Chicago By-Product Coke Company, and in and by said indenture the Company subjected to the lien of the Original Mortgage, subject to the existing liens permitted by Section 2 of Article XIV of the Original Mortgage but with statements required by said Section 2 with regard to such existing liens, all of the property then owned by the Company or thereafter acquired by it (excepting such of its property as the Company was by said Section 2 of Article XIV of the Original Mortgage expressly authorized to reserve from the lien of the Original Mortgage); and

     WHEREAS, by virtue of all the things done as in the next preceding paragraph recited, the Company has become the successor corporation under the Original Mortgage, subject to all the terms, conditions and restrictions thereof; and

     WHEREAS, thereafter the Company has made, executed and delivered other indentures supplemental to the Original Mortgage, of which the indentures supplemental to the Original Mortgage delivered to U.S. Bank National Association, as Trustee, successor to Illinois Merchants Trust Company, as Trustee under the Original Mortgage, dated, respectively, May 20, 1936, March 10, 1950, as of June 1, 1951, as of August 15, 1967, as of September 15, 1970, as of March 1, 1985, as of April 1, 1993, as of December 1, 1993, as of December 1, 1993, as of June 1, 1995, as of March 1, 2000, as of March 1, 2000, as of March 1, 2000, as of March 1, 2000, and as of February 1, 2003 are wholly or partially in full force and effect (said Original Mortgage, and said Indenture dated March 1, 1928, as so supplemented and amended, being collectively called the "Mortgage", and said Mortgage, as supplemented by this Supplemental Indenture, being collectively called the "Mortgage as supplemented"); and

     WHEREAS, all bonds which have heretofore been issued and outstanding under the Mortgage have been retired and cancelled, except that as of February 1, 2003, there were bonds of the following series outstanding in the aggregate principal amounts indicated below:

                                               Aggregate
  Bonds             Due Date                Principal Amount
---------------     -------------------     ----------------
Series X            March 1, 2015           $ 50,000,000
Series CC           May 1, 2003             $ 75,000,000
Series DD           December 1, 2023        $ 75,000,000
Series EE           December 1, 2023        $ 27,000,000
Series FF           June 1, 2025            $ 50,000,000
Series GG           March 1, 2030           $ 50,000,000
Series HH           March 1, 2030           $ 50,000,000
Series II           March 1, 2030           $ 37,500,000
Series JJ           March 1, 2030           $ 37,500,000
Series KK           February 1, 2033        $ 50,000,000

; and

     WHEREAS, it is provided in Article III of the Mortgage that bonds of any series may from time to time be issued by the Company under the Mortgage in a principal amount equal to 75% of expenditures made for the acquisition of any permanent property as defined in the mortgage or upon the deposit of cash with the Trustee equal to the aggregate principal amount of bonds whose authentication and delivery is then applied for; and

     WHEREAS, the Company has duly determined to create an additional series of its bonds to be issued under the Mortgage as supplemented designated "The Peoples Gas Light and Coke Company First and Refunding Mortgage Multi-Modal Bonds, Series LL" (herein sometimes referred to as "bonds of Series LL") and to issue an aggregate of $50,000,000 principal amount of said bonds all of which bonds shall be fully registered without coupons; and

     WHEREAS, the Company desires to reserve the right to amend the Mortgage without any consent or other action by holders of the bonds of Series LL or any subsequent series, to provide that the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in aggregate principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the aggregate principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding; and

     WHEREAS, the form of registered bond of Series LL and the form of the Trustee's Certificate to appear on all bonds of Series LL shall be substantially as follows:

               (Form of Series LL Registered Bond Without Coupons)

    No. R _________________                                 $______________


                     THE PEOPLES GAS LIGHT AND COKE COMPANY

                 FIRST AND REFUNDING MORTGAGE MULTI-MODAL BOND,

                                    SERIES LL

                              DUE February 1, 2033

   THE PEOPLES GAS LIGHT AND COKE COMPANY, an Illinois corporation (hereinafter called the "Company"), for value received, hereby promises to pay to. . . . . .
.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
.. . . . . . . ., or registered assigns on February 1, 2033, unless this Bond shall have been called for redemption and payment of the redemption price shall have been duly made or provided for in accordance with the hereinafter described
Mortgage, the principal sum of . . . . . . . . . . . . . . Dollars
($__________), and to pay interest on the balance of said principal sum from time to time remaining unpaid until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as described herein and in the Supplemental Indenture (as hereinafter defined), unless this Bond is authenticated on a date to which interest has been paid, in which event this Bond shall bear interest from such date, or unless no interest has been paid on this Bond, in which event this Bond shall bear interest from February 1, 2003, as described in the Supplemental Indenture payable at or before 9:00 a.m., Chicago time, on the dates determined as described herein and in the Supplemental Indenture, until payment in full of such principal sum. Interest shall also accrue on any overdue principal, premium, if any, and (to the extent that such interest shall be legally enforceable) on any overdue installment of interest until paid at the same rate of interest borne by this Bond for the applicable period that such principal, premium, if any, or interest, as the case may be, is overdue. The interest so payable on any Interest Payment Date (as hereinafter defined) will, subject to certain exceptions provided in the Mortgage, be paid to the person who is the registered owner of this Bond at the close of business on the applicable Record Date (as hereinafter defined) next preceding such Interest Payment Date. Principal of, premium, if any, and interest on this Bond shall be payable in lawful money of the United States of America at the principal corporate office or agency of the Company in Chicago, Illinois.

     This Bond is one of the First and Refunding Mortgage Bonds of the Company, all issued and to be issued in series, from time to time, under and in accordance with and, irrespective of the time of issue or of the series in which issued or the designation thereof, equally secured by an Indenture, dated the second day of January, 1926, executed by Chicago By-Product Coke Company, a Delaware corporation, to Illinois Merchants Trust Company, as trustee, and recorded on January 19, 1926, as Document No. 9154395 in Book 22219 of Records, at page 283, in the Recorder's Office of Cook County, Illinois, which Indenture was assumed by the Company as a successor corporation, as defined therein, by an indenture, dated the first day of March, 1928, executed by the Company to said trustee, and recorded on April 7, 1928, as Document No. 9980547 in Book 25701 of Records, at page 599, in the Recorder's Office of Cook County, Illinois, and has heretofore been, and from time to time hereafter may be, amended and supplemented by indentures supplemental thereto, including the Supplemental Indenture dated as of February 1, 2003 relating to the hereinafter described Series LL Bonds (the "Supplemental Indenture"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Supplemental Indenture. The word "Mortgage", as used in this Bond, shall mean said Indenture, as amended and supplemented from time to time by indentures supplemental thereto, including the Supplemental Indenture. The word "Company", as used in this Bond, shall be construed to include any successor corporation, as defined in the Mortgage. The word "Trustee", as used in this Bond, shall be construed to mean and include U.S. Bank National Association (successor to Illinois Merchants Trust Company), as trustee under the Mortgage, and any successor trustee thereunder. Reference is hereby made to the Mortgage and all indentures supplemental thereto for a description of the property mortgaged and pledged (except that certain parcels described in the Mortgage and in said supplemental indentures have been released from the lien of the Mortgage pursuant to the terms thereof), the nature and extent of the security and the terms and conditions governing the issuance and security of the bonds issued or to be issued under the Mortgage. As provided in the Mortgage, the bonds may be for various principal sums, are issuable in series, may bear interest at different rates and may otherwise vary as provided therein. This Bond is one of the series of such First and Refunding Mortgage Bonds designated as "The Peoples Gas Light and Coke Company First and Refunding Mortgage Multi-Modal Bonds, Series LL", hereinafter called the "Series LL Bonds".

     The Series LL Bonds shall initially bear interest at the Term Rate of 3.05% per annum (computed on the basis of a 360 day year of twelve 30 day months) to and including January 31, 2008. During the initial Term Rate Period, interest on the Series LL Bonds will be due and payable on each Interest Payment Date commencing August 1, 2003. Thereafter, in the manner provided and subject to the provisions of the Supplemental Indenture, the term of the Series LL Bonds will be divided into consecutive Interest Rate Modes during each of which the Series LL Bonds shall bear interest at either a Daily Rate, a Weekly Rate, a Quarterly Rate, a Semiannual Rate, a Term Rate, a Flexible Rate or an Auction Rate, each of which shall be determined in the manner provided in the Supplemental Indenture. In no event shall the interest rate on any Series LL Bond be greater than the Maximum Rate or greater than the Maximum Auction Rate (each as hereinafter defined) during an Auction Rate Mode.

     Interest shall be computed (1) during a Semiannual Rate Mode or in the case of a Term Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and (2) during any other Interest Rate Mode, on the basis of a 365 or 366-day year, as appropriate, and the actual number of days elapsed.

     As provided in the Supplemental Indenture, the Company may from time to time elect to exercise its option to designate an Interest Rate Mode of a type other than the then current Interest Rate Mode. The Company shall evidence such election by notifying the Illinois Development Finance Authority, the Revenue Bond Trustee and the Remarketing Agent of such election not later than the time specified in the Supplemental Indenture for the respective Interest Rate Mode selected. Such notice shall (i) specify the effective date of the adjustment to the Interest Rate Mode so designated, and (ii) with respect to certain adjustments to the Interest Rate Mode described in the Supplemental Indenture, be accompanied by an opinion of Bond Counsel to the effect that such adjustment in the Interest Rate Mode is authorized or permitted by the Revenue Bond Indenture and that such adjustment will not adversely affect the exclusion of the interest on the Revenue Bonds from federal gross income. Upon any such designation of an Interest Rate Mode by the Company, such Interest Rate Mode shall continue as so designated until such time as the Company shall elect to again designate an Interest Rate Mode except as provided in the Supplemental Indenture and except that the final interest rate period shall terminate on the day immediately preceding February 1, 2033.

     The term "Interest Payment Date" means (i) during a Daily Rate Mode or Weekly Rate Mode, the first Business Day of each calendar month, (ii) during a Quarterly Rate Mode, the first Business Day of the third calendar month following the effective date of such Quarterly Rate Mode, and the first Business Day of each third month thereafter, (iii) during a Semiannual Rate Mode or Term Rate Period, the first day of the sixth calendar month following the effective date of such Semiannual Rate Mode or Term Rate Period, as applicable, and the first day of each successive sixth calendar month thereafter, (iv) with respect to any Flexible Segment, the Business Day next succeeding the last day thereof and (v) with respect to each particular Interest Rate Mode, the day next succeeding the last day thereof.

     The term "Record Date" means with respect to any Interest Payment Date during a Daily Rate, Weekly Rate or Quarterly Rate Mode, or with respect to a Flexible Segment, the Business Day next preceding such Interest Payment Date and, with respect to any Interest Payment Date during a Semiannual Rate Mode or a Term Rate Period, the fifteenth day of the calendar month next preceding such Interest Payment Date.

     The term "Maximum Auction Rate" means the lesser of (i) the product of 1.75 multiplied by the Auction Rate (as defined in Exhibit A to the Revenue Bond Indenture) in effect on such date of determination or (ii) the Maximum Rate.

     The term "Maximum Rate" means the lesser of 14% per annum or the maximum rate permitted by law.

     The Series LL Bonds shall be deliverable in the form of registered Bonds without coupons in the denominations of $5,000 and any integral multiple thereof during any Semiannual Rate Mode or Term Rate Mode; in the denominations of $100,000 and any integral multiple thereof during any Daily, Weekly or Quarterly Rate Mode; in the denominations of $100,000 and any integral multiple of $5,000 in excess of $100,000 during any Flexible Rate Mode; and in the denominations of $25,000 and any integral multiple thereof during any Auction Rate Mode.

     The Company has appointed a Remarketing Agent pursuant to the terms of the Revenue Bond Indenture. The Company may remove or replace the Remarketing Agent. The determination of each Daily Rate, Weekly Rate, Quarterly Rate, Semiannual Rate and Term Rate and each Flexible Segment and Flexible Rate by the Remarketing Agent shall be conclusive and binding upon the Trustee, the Company and the owners of the Series LL Bonds. The Revenue Bond Trustee shall provide the Trustee with notice of each Daily Rate, Weekly Rate, Quarterly Rate, Semiannual Rate and Term Rate and each Flexible Segment and Flexible Rate as provided in the Supplemental Indenture.

     As more fully described in the Supplemental Indenture, the Company reserves the right, without any consent or other action by holders of the Series LL Bonds or the bonds of any subsequent series, to amend the Mortgage to provide that the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in aggregate principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

     On any Business Day during an Auction Rate Mode, a Daily Rate Mode, a Weekly Rate Mode or a Quarterly Rate Mode, and on the day next succeeding the last day of each such Interest Rate Mode, the Series LL Bonds shall be subject to optional redemption by the Company, in whole or in part, at 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date.

     On the day next succeeding the last day of any Flexible Segment with respect to any Series LL Bond (or portion of the principal amount thereof, in the event Revenue Bonds of different Flexible Segments shall apply to the same Series LL Bond), such bond (or portion thereof, as the case may be) shall be subject to optional redemption by the Company, in whole or in part, at 100% of the principal amount thereof.

     On the day next succeeding the last day of any Semiannual Rate Period, the Series LL Bonds shall be subject to optional redemption by the Company, in whole or in part, at 100% of the principal amount thereof.

     During any Term Rate Period, and on the day next succeeding the last day of such Term Rate Period, the Bonds shall be subject to optional redemption by the Company, during the periods specified below, in whole at any time or in part from time to time on any Interest Payment Date, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated plus accrued interest, if any, to the redemption date:

          LENGTH OF TERM RATE PERIOD
             (EXPRESSED IN YEARS)                      REDEMPTION PRICES
             --------------------                      -----------------
Greater than 17                             after 10 years at 102%, declining by
                                            1% annually to 100%
Less than or equal to 17 and greater        after 5 years at 102%, declining by
than 10                                     1% annually to 100%
Less than or equal to 10 and greater        after 5 years at 101-1/2%, declining
than 8                                      annually by 1% to 100-1/2% and
                                            then by 1/2 of 1% to 100%
Less than or equal to 8 and greater         after 3 years at 101-1/2%, declining
than 6                                      annually by 1% to 100-1/2 and then by 1/2 of 1% to 100%
Less than or equal to 6 and greater         after 2 years at 101%, declining by
than 4                                      1/2 of 1% annually to 100%
Less than or equal to 4 and greater         after 2 years at 100-1/2%, declining
than 3                                      by 1/2 of 1% annually to 100%
Less than or equal to 3                     only on the day next succeeding the last day of the
                                            period at 100%

     Notwithstanding the foregoing, the Series LL Bonds shall not be redeemable pursuant to the immediately preceding paragraph during the initial Term Rate Period ending February 1, 2008.

     With respect to any Term Rate Period (other than the initial Term Rate period), the Company may specify in the notice required by the Supplemental Indenture redemption prices and periods other than those set forth above; provided, however, that such notice shall be accompanied by an opinion of Bond Counsel stating that such changes in redemption prices and periods (i) are authorized or permitted by the Revenue Bond Indenture and (ii) will not adversely affect the exclusion of the interest on the Revenue Bonds from federal gross income.

     The Series LL Bonds are subject to optional redemption by the Company, in whole but not in part, at any time, at a redemption price of 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, upon the occurrence of certain events described in the Supplemental Indenture (relating to unreasonable burdens or excessive liabilities imposed upon the Company; changes in the economic availability of raw materials, operating supplies, fuel or other energy sources or supplies or technological or other changes rendering the Project uneconomic; court order or decree preventing operations at the Project or rendering the continuation of the Project's operations economically unfeasible).

     All of the outstanding Series LL Bonds may be redeemed at any time by the Company, by the payment of the principal amount thereof and accrued interest thereon to the date of redemption, without the payment of any premium, in the event of the acquisition by any federal, state or municipal authority of any substantial portion (which shall be not less than one-third as determined by book values) of the income-producing properties of the Company which are subject to the lien of the Mortgage.

     All of the outstanding bonds under the Mortgage shall be redeemed by the Company by the payment of the respective applicable redemption price or prices and accrued interest thereon to the date of redemption, without the payment of any premium, in the event of the acquisition by any federal, state or municipal authority of all or substantially all of the income-producing properties of the Company which are subject to the lien of the Mortgage.

     All of the outstanding Series LL Bonds shall be redeemed by the Company not more than sixty (60) days after the Trustee receives written notice from the Revenue Bond Trustee stating that the principal on the Revenue Bonds has been declared to be immediately due and payable as a result of an event of default under the Revenue Bond Indenture (as defined in the Supplemental Indenture). The redemption price for any such redemption shall be 100% of the principal amount of the Series LL Bonds to be redeemed, plus interest thereon accrued to the date fixed for redemption.

     Series LL Bonds are also subject to mandatory redemption at any time, in whole (or in part as hereinafter provided), at 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, in the event that it is finally determined by the Internal Revenue Service or by a court of competent jurisdiction that, as a result of the failure by the Company to observe any covenant, agreement or representation in that certain Loan Agreement dated as of February 1, 2003 between the Company and the Illinois Finance Development Authority, the interest payable on the Revenue Bonds is includable for federal income tax purposes in the gross income of any owner thereof, other than an owner who is a "substantial user" of the Project or a "related person" of such substantial user, as provided in Section 147(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the applicable regulations thereunder. Any such determination will not be considered final for this purpose unless the Company has been given written notice and, if it so desires, has been afforded the opportunity to contest the same, either directly or in the name of any owner of a Revenue Bond, and until the conclusion of any appellate review, if sought. The Series LL Bonds shall be redeemed in whole after such determination unless redemption of a portion of the Revenue Bonds outstanding would have the result that interest payable on the Revenue Bonds remaining outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any owner of the Revenue Bonds (other than an owner who is a "substantial user" of the Project or a "related person" of such substantial user within the meaning of Section 147(a) of the Code), and in such event the Series LL Bonds shall be redeemed in such amount as to accomplish that result.

     Notice of any redemption of the Series LL Bonds shall be given by mailing by first-class mail, postage prepaid, at least thirty (30) days and not more than sixty (60) days prior to the redemption date, to the holders of all such bonds to be redeemed at their last addresses that shall appear upon the registry book, all as more fully provided in the Mortgage. Notice of redemption having been duly given, the bonds called for redemption shall become due and payable upon the redemption date and, if the redemption price shall have been deposited with the Trustee, interest thereon shall cease to accrue on and after the redemption date, and whenever the redemption price thereof shall have been deposited with the Trustee and notice of redemption shall have been duly given or provision therefore made, such bonds shall no longer be entitled to any lien or benefit of the Mortgage.

     In case of certain events of default specified in the Mortgage, the principal of all bonds issued and outstanding thereunder may be declared or may become due and payable in the manner and with the effect provided in the Mortgage.

     No recourse shall be had for the payment of the principal of or interest on this Bond, or for any claim based hereon, or otherwise in respect hereof or of the Mortgage, to or against any incorporator, stockholder, director or officer, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, directors and officers being released by the holder hereof by the acceptance of this Bond, and being likewise waived and released by the terms of the Mortgage.

     This Bond is transferable by the registered holder hereof in person or by a duly authorized attorney at the office or agency of the Company in the City of Chicago, State of Illinois, upon surrender and cancellation of this Bond, and thereupon a new registered bond or bonds, without coupons, of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor. In the manner provided in the Mortgage, registered Bonds without coupons of this series may, at the option of the registered owner and upon surrender at said office or agency of the Company, be exchanged for registered Bonds without coupons of this series of the same aggregate principal amount of other authorized denominations. Notwithstanding the foregoing, this Bond may not be sold, transferred, pledged or hypothecated except as required to effect assignment to the Revenue Bond Trustee and to any successor trustee.

     The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

     This Bond shall not be entitled to any security or benefit under the Mortgage, and shall not become valid or obligatory for any purpose, until this Bond shall have been authenticated by the execution of the certificate, hereon endorsed, by the Trustee or its successor in trust under the Mortgage.

     IN WITNESS WHEREOF, the Company has caused this Bond to be executed in its name by its President, Executive Vice President, Chief Financial Officer, Treasurer or a Vice President manually or in facsimile, and has caused its corporate seal manually or in facsimile to be hereto affixed, attested by the manual or facsimile signature of its Secretary or of an Assistant Secretary.

    Dated:
          --------------------

          THE PEOPLES GAS LIGHT AND COKE COMPANY

               By
                  ----------------------
                       President

    Attest:

--------------------
       Secretary


                         (Form of Trustee's Certificate)

    This bond is one of the bonds of the series designated, referred to and described in the within-mentioned Mortgage.

                         U.S. BANK NATIONAL ASSOCIATION

    By
       --------------------
            Authorized Officer.

                                   ASSIGNMENT

For value received, the undersigned hereby sell(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE:________________________________________________
____________________________________________________________________________
____________________________________________________________________________
(Please print or typewrite name and address, including zip code of assignee)

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing ________________ Attorney to transfer said Note on the books of the Trustee with full power of substitution in the premises.

Dated:
      -----------------                       ------------------------
                                                   Notice:   The signature to
                                              this Assignment must correspond
                                              with the name as written upon the
                                              face of the within instrument in
                                              every particular, without
                                              alteration or enlargement, or any
                                              changes whatever.

and

     WHEREAS, all acts and things necessary to make the bonds of Series LL, when authenticated by the Trustee and issued as in the Mortgage and in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, have been done and performed and the creation, execution and delivery of this Supplemental Indenture have in all respects been duly authorized by a resolution adopted by the Board of Directors of the Company; and

     WHEREAS, the Company has requested the Trustee, pursuant to the provisions of Article XVI of the Mortgage, to enter into this Supplemental Indenture for the purpose of supplementing the Mortgage as herein provided;

     NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

           DESCRIPTION OF CERTAIN PROPERTY SUBJECT TO THE LIEN OF THE
                                    MORTGAGE

     The Company hereby mortgages and conveys unto the Trustee, its successor or successors in trust, the property described in Schedule A hereto attached and expressly made a part hereof.

     TO HAVE AND TO HOLD all of said property hereby conveyed and mortgaged or intended to be conveyed and mortgaged, together with the rents, issues and profits thereof, unto the Trustee, and its successor or successors in trust and their assigns in trust, under the and subject to all of the terms, conditions and provisions of the Mortgage (as the Mortgage is defined herein) and of this Supplemental Indenture as fully and in all respects as if said property had originally been described in said Mortgage.

     Subject, however, to the reservations, exceptions, limitations and restrictions contained in the several deeds, leases, servitudes, contracts or other instruments through which the Company acquired and/or claimed title to and/or enjoys the use of the mortgaged property, and subject also to any mortgages or easements existing or placed on any of said property at the time of its acquisition, liens, for taxes and assessments not due or, if due, in the course of contests, judgments in the course of appeal or otherwise in contest and secured by sufficient bond, liens arising out of proceedings in court in the course of contests and undetermined liens or charges (if any) incidental to construction, and subject also to such servitude, easements, rights and privileges in, over, on or through said property as may have been granted by the Company to other persons prior to the date of this Supplemental Indenture.

     BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders of all bonds and interest coupons now or hereafter issued under the Mortgage and for the enforcement of and payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Mortgage without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of difference in time of the actual issue, sale or negotiation thereof; but so that each and every bond now or hereafter issued under the Mortgage shall have the same lien so that the interest and principal of any and all of such bonds shall, subject to the terms of the Mortgage, be equally and proportionately secured thereby, as if they had been made, executed, delivered, sold and negotiated simultaneously with the execution thereof.

     UPON CONDITION that, until the happening of an event of default as provided in the Mortgage, the Company shall be suffered and permitted to possess, use and enjoy the property, rights, privileges and franchises conveyed herein and to receive and use the rents, issues, income, revenues, earnings and profits thereof.

     IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee, and its successor or successors in trust, as follows:

                                    ARTICLE I

                 FIRST AND REFUNDING MORTGAGE MULTI-MODAL BONDS,
                                    SERIES LL

     SECTION 1. A new series of bonds of the Company shall be issued under and secured by the Mortgage as supplemented, which shall be designated as the Company's "First and Refunding Mortgage Multi-Modal Bonds, Series LL". The aggregate principal amount of bonds of Series LL which may be executed by the Company and authenticated by the Trustee shall be limited to $50,000,000 (exclusive of bonds authenticated and delivered upon interdenominational or other exchanges and transfers pursuant to Section 3 of Article I hereof and Sections 2, 5, 11 and 12 of Article I of the Original Mortgage and delivered pursuant to Section 3 of Article VI of the Original Mortgage as the same may relate to fully registered bonds). Bonds of Series LL all shall be registered bonds without coupons, and shall be due and payable February 1, 2033. All bonds of Series LL shall bear interest from the date thereof, payable at or before 9:00 o'clock a.m. Chicago time on each Interest Payment Date until the principal thereof shall have become due and payable, at the rates determined as provided in Section 8 of this Article I, and on any overdue principal and (to the extent that payment of such interest is enforceable under the applicable law) on any overdue installment of interest at the same rate per annum, and shall be payable both as to principal and interest, and as to premium, if any, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the City of Chicago, Illinois.

     So long as there is no existing default in the payment of interest on the bonds of Series LL, the interest payable on any Interest Payment Date shall be to the person in whose name any bond of Series LL is registered at the close of business on any Record Date with respect to any Interest Payment Date, and such person shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such bond of Series LL subsequent to the Record Date and on or prior to such Interest Payment Date, except as and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name such bond of Series LL is registered at the close of business on a subsequent Record Date, which shall not be less than five (5) days prior to the date of payment of such defaulted interest established by notice given by mail by or on behalf of the Company to the person in whose name such bond of Series LL is then registered and to the Trustee not less than ten (10) days preceding such subsequent record date.

     As used in this Section I, the term "default in the payment of interest" means failure to pay interest on the applicable Interest Payment Date disregarding any period of grace permitted by Article X of the Mortgage.

     SECTION 2. Bonds of Series LL may be issued only as registered bonds without coupons (hereinafter sometimes referred to as "registered bonds"), and they shall be substantially in the form hereinbefore recited. They shall be issuable in denominations which shall be multiples of $5,000 and any integral multiple thereof during any Semiannual Rate Mode or Term Rate Mode; in the denominations of $100,000 and any integral multiple thereof during any Daily, Weekly or Quarterly Rate Mode; in the denominations of $100,000 and any integral multiple of $5,000 in excess of $100,00 during any Flexible Rate Mode; and in the denominations of $25,000 and any integral multiple thereof during any Auction Rate Mode and the execution by the Company of any bond of Series LL shall evidence conclusively the due authorization of the denomination of such bond. Each registered bond of Series LL shall be dated as of the date of the Interest Payment Date on which interest was paid on other bonds of said Series next preceding the date of issue of such registered bond, except that (i) so long as there is no existing default in the payment of interest upon the bonds of Series LL, any bond of Series LL issued after the close of business on any Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, shall be dated as of such Interest Payment Date, and (ii) any bond of Series LL issued on an Interest Payment Date on which interest on other bonds of Series LL was paid shall be dated as of the date of issue and (iii) any bond of Series LL issued before the initial Interest Payment Date, shall be dated February 1, 2003, the date of commencement of the first interest period for the bonds of Series LL, unless (i) above is applicable.

     The registered owner of any bond of Series LL dated as of an Interest Payment Date as provided in (i) above shall, if the Company shall default in the payment of interest due on such Interest Payment Date and such default shall be continuing, be entitled to exchange such bond for a bond or bonds of Series LL of the same aggregate principal amount dated as of the Interest Payment Date next preceding the Interest Payment Date first mentioned in this sentence, or, if the Company shall default in the payment of interest on the first Interest Payment Date for bonds of Series LL, such owner shall be entitled to exchange such bond for a bond or bonds of Series LL of the same aggregate principal amount dated as of February 1, 2003. If the Trustee shall have knowledge at any time that any registered owner of a bond of Series LL shall be entitled by the provision of the next preceding sentence to exchange such bond, the Trustee shall within thirty (30) days mail to such owner at the address of such owner appearing upon the registry book, a notice informing such owner that such owner has such right of exchange.

     SECTION 3. In the manner prescribed in the Mortgage, the holder of a registered bond or bonds of Series LL may, at the office or agency of the Company in the City of Chicago, State of Illinois, surrender such bond or bonds in exchange for a like aggregate principal amount of one or more registered bonds of Series LL of any authorized denomination or denominations.

     No charge will be made by the Company to the registered owner of a bond of Series LL for the transfer thereof or for the exchange thereof for bonds of Series LL of other authorized denominations, except, in the case of transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

     SECTION 4. All bonds of Series LL shall be executed on behalf of the Company by the manual or facsimile signature of its President or the Executive Vice President or the Chief Financial Officer or the Treasurer or a Vice President and shall have affixed thereon the manual or facsimile seal of the Company attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries and be authenticated by the execution by the Trustee of the certificate endorsed on said bonds, and said bonds shall be issued from time to time, as the Board of Directors of the Company may determine, but in accordance with the terms, provisions, conditions and restrictions set forth in the Mortgage and in this Supplemental Indenture. The definitive bonds of Series LL may be issued in typewritten or printed form or otherwise as provided in the Mortgage.

     SECTION 5. (a) The bonds of Series LL are subject to optional redemption by the Company, in whole but not in part, at any time, at a redemption price of 100% of the principal amount thereof plus accrued interest, if any, to the redemption date, if any of the following shall have occurred and if within one hundred and eighty (180) days following said occurrence the Company files written notice with the Illinois Development Finance Authority and the Revenue Bond Trustee and directs that the Revenue Bonds are to be redeemed:

               (i) if, in the Company's reasonable judgment, unreasonable burdens or excessive liabilities shall, have been imposed upon the Illinois Finance Development Authority or the Company with respect to the Project or the operation thereof, including, without limitation, federal, state or other ad valorem property, income or other taxes, other than ad valorem taxes presently levied upon privately owned property used for the same general purposes as the Project; or

               (ii) if changes in the economic availability of raw materials, operating supplies, fuel or other energy sources or supplies, or facilities necessary for the operation of the Project or such technological or other changes shall have occurred which, in the Company's reasonable judgment, render the Project uneconomic for such purposes; or

               (iii) any court or administrative body shall enter an order or decree preventing operations at the Project for six consecutive months; or

               (iv) any court or administrative agency shall issue an order, decree or regulation the compliance with which would, in the opinion of the Company, render the continuation of the Project's operations economically unfeasible.

          (b) On any Business Day during an Auction Rate Mode, a Daily Rate Mode, a Weekly Rate Mode or a Quarterly Rate Mode, and on the day next succeeding the last day of each such Interest Rate Mode, the bonds of Series LL shall be subject to optional redemption by the Company, in whole or in part, at 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date.

     On the day next succeeding the last day of any Flexible Segment with respect to any bond of Series LL, such bond of Series LL shall be subject to optional redemption by the Company, in whole or in part, at 100% of the principal amount thereof.

     On the day next succeeding the last day of any Semiannual Rate Period, the Bonds shall be subject to optional redemption by the Company, in whole or in part, at 100% of the principal amount thereof.

     During any Term Rate Period, and on the day next succeeding the last day of each Term Rate Period, the bonds of Series LL shall be subject to optional redemption by the Company, during the periods specified below, in whole at any time or in part from time to time on any Interest Payment Date, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated plus accrued interest, if any, to the redemption date:

     LENGTH OF TERM RATE PERIOD
        (EXPRESSED IN YEARS)                         REDEMPTION PRICES
        --------------------                         -----------------
greater than 17                               after 10 years at 102%, declining
                                              by 1% annually to 100%
less than or equal to 17 and greater          after 5 years at 102%, declining
than 10                                       by 1% annually to 100%
less than or equal to 10 and greater          after 5 years at 101-1/2%, declining
than 8                                        annually by 1% to 100-1/2% and then
                                               by 1/2 of 1% to 100%
less than or equal to 8 and  greater          after 3 years at 101-1/2%, declining
than 6                                        annually by 1% to 100-1/2% and then
                                              by 1/2 of 1% to 100%
less than or equal to 6 and  greater          after 2 years at 101%, declining
than 4                                        by 1/2 of 1% annually to 100%
less than or equal to 4 and  greater          after 2 years at 100-1/2%, declining
than 3                                        by 1/2 of 1% annually to 100%
less than or equal to 3                       only on the day next succeeding the last day of the
                                              period at 100%

          Notwithstanding the foregoing, the bonds of Series LL shall not be redeemable pursuant to the immediately preceding paragraph during the initial Term Rate Period ending February 1, 2008.

     With respect to any Term Rate Period (other than the initial Term Rate Period), the Company may specify in the notice required by Section 8(e)(ii) of this Article I redemption prices and periods other than those set forth above; provided, however, that such notice shall be accompanied by an opinion of Bond Counsel stating that such changes in redemption prices and periods (i) are authorized or permitted by the Act and the Revenue Bond Indenture and (ii) will not adversely affect the exclusion of the interest on the Revenue Bonds from federal gross income.

     (c) All of the outstanding bonds of Series LL may be redeemed at any time by the Company, by the payment of the principal amount thereof and accrued interest thereon to the date of redemption, without the payment of any premium, in the event of the acquisition by any federal, state or municipal authority of any substantial portion (which shall be not less than one-third as determined by book values) of the income-producing properties of the Company which are subject to the lien of the Mortgage.

     (d) When interest on the bonds of Series LL is payable at an Auction Rate, the bonds of Series LL may be redeemed in whole or in part, at the option of the Company, on the date next succeeding the last day of any Auction Period.

     (e) The bonds of Series LL are subject to mandatory redemption at any time, in whole (or in part, as hereinafter provided), at 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, in the event that it is finally determined by the Internal Revenue Service or by a court of competent jurisdiction that, as a result of the failure by the Company to observe any covenant, agreement or representation in the Agreement, the interest payable on the Revenue Bonds is includable for federal income tax purposes in the gross income of any owner thereof, other than an owner who is a "substantial user" of the Project or a "related person" of such substantial user, as provided in Section 147(a) of the Code, and the applicable regulations thereunder. For purposes of this paragraph (e), the "owner" of a Revenue Bond includes a "Beneficial Owner" as defined in the Revenue Bond Indenture. Any such determination will not be considered final for this purpose unless the Company has been given written notice and, if it so desires, has been afforded the opportunity to contest the same, either directly or in the name of any owner of a Revenue Bond, and until the conclusion of any appellate review, if sought. The bonds of Series LL shall be redeemed in whole after such determination unless redemption of a portion of the Revenue Bonds outstanding would have the result that interest payable on the Revenue Bonds remaining outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any owner of the Revenue Bonds (other than an owner who is a "substantial user" of the Project or a "related person" of such substantial user within the meaning of Section 147(a) of the Code) and in such event the bonds of Series LL shall be redeemed (in the principal amount of $5,000 or any integral multiple thereof) in such amount as to accomplish that result. Any redemption pursuant to this subparagraph (e) shall be on any date within one hundred and eighty (180) days from the time of such final determination.

     (f) All of the outstanding bonds of Series LL shall be redeemed by the Company not more than sixty (60) days after the Trustee receives written notice from the Revenue Bond Trustee stating that the principal on the Revenue Bonds has been declared to be immediately due and payable as a result of an event of default under the Revenue Bond

Indenture. The redemption price for any such redemption shall be 100% of the principal amount of the bonds of Series LL to be redeemed, plus interest thereon accrued to the date fixed for redemption.

     SECTION 6. If bonds of Series LL are to be redeemed as provided in Section 5 of this Article I, notice of redemption shall be mailed by or on behalf of the Company, postage prepaid, at least thirty (30) days and not more than sixty (60) days prior to such date of redemption, to the registered owners of all bonds of Series LL to be so redeemed, at their respective addresses appearing upon the registry book. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the holder receives the notice. In any case, failure to give due notice by mail, or any defect in the notice, to the registered owners of any bonds of Series LL designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other bond of Series LL. In case of any redemption of bonds of Series LL by the Trustee pursuant to the provisions of the Mortgage or any indenture supplemental thereto, notice of redemption shall be given in a similar manner by the Trustee.

     Except as provided above, the provisions of Article VI of the Mortgage shall in all respects apply to any such redemption.

     SECTION 7. Bonds of Series LL shall bear the following legend: "This Bond may not be sold, transferred, pledged or hypothecated except as required to effect assignment to the Revenue Bond Trustee and to any successor trustee."

     SECTION 8. The bonds of Series LL shall initially bear interest at the Term Rate at 3.05% per annum (computed on the basis of a 360 day year of twelve 30 day months) to and including January 31, 2008. During the initial Term Rate Period, interest the bonds of Series LL shall be due and payable on each Interest Payment Date commencing August 1, 2003. Thereafter, in the manner hereinafter provided, the bonds of Series LL shall bear interest at the Daily Rate, the Weekly Rate, the Quarterly Rate, the Flexible Rate, the Semiannual Rate, the Term Rate or the Auction Rate, but in no event shall the bonds of Series LL be in more than one Interest Rate Mode at any one time; provided that, anything herein to the contrary notwithstanding, the bonds of Series LL shall at all times bear interest at the rate or rates from time to time born by the Revenue Bonds.

     (a)(i) For each Daily Rate Period, the bonds of Series LL shall bear interest at the applicable Daily Rate, which in each case shall be determined by the Remarketing Agent not later than 10:00 a.m., New York City time, on the commencement of such Daily Rate Period. The Daily Rate for each Daily Rate Period shall be the lowest rate which, in the judgment of the Remarketing Agent, would enable the Remarketing Agent to sell the Revenue Bonds on the effective date of such Daily Rate at a price equal to 100% of the principal amount thereof; provided, however, that with respect to any day which is not a Business Day and any other day for which the Remarketing Agent shall not have determined a Daily Rate, the Daily Rate for such day shall be the same as the

Daily Rate for the immediately preceding day. In no event shall the Daily Rate exceed the Maximum Rate. The Revenue Bond Trustee shall provide the Trustee with written notice on a monthly basis of each Daily Rate, as determined.

     (ii) At any time, the Company, by written direction to the Illinois Development Finance Authority, the Revenue Bond Trustee and the Remarketing Agent, may elect that the Revenue Bonds shall bear interest at a Daily Rate. Such direction shall (A) specify the effective date of such adjustment to a Daily Rate Mode which shall be (1) a day not earlier than the 25th day following the fifth Business Day after the date of receipt by the Revenue Bond Trustee of such direction, (2) in the case of an adjustment from a Semiannual Rate Mode or a Term Rate Period, the day immediately following the last day of the then current Semiannual Rate Mode or Term Rate Period, as applicable, and (3) in the case of an adjustment from a Flexible Rate Mode, the day immediately following the last day of the then current Flexible Rate Mode as determined in accordance with Section 8(f)(iii) hereof; and (B) in the case of an adjustment from a Term Rate Period, be accompanied by an opinion of Bond Counsel stating that such adjustment (1) is authorized or permitted by the Revenue Bond Indenture and (2) will not adversely affect the exclusion of the interest on the Revenue Bonds from federal gross income. During each Daily Rate Mode commencing on a date so specified or determined (provided that the opinion of Bond Counsel described in clause (B) above, if required, is reaffirmed as of such date) and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Mode, the interest rate borne by the bonds of Series LL shall be a Daily Rate determined as provided above.

     (b)(i) For each Weekly Rate Period, the bonds of Series LL shall bear interest at the applicable Weekly Rate, which, in each case, shall be determined by the Remarketing Agent no later than 4:00 p.m., New York City time, on the Business Day immediately preceding the commencement of the initial Weekly Rate Period of a Weekly Rate Mode and thereafter no later than 10:00 a.m., New York City time, on the first day of each succeeding Weekly Rate Period to which it relates. The Weekly Rate for each Weekly Rate Period shall be the lowest rate which, in the judgement of the Remarketing Agent, would enable the Remarketing Agent to sell the Revenue Bonds on the effective date of such Weekly Rate at a price equal to 100% of the principal amount thereof; provided, however, that if the Remarketing Agent shall not have determined a Weekly Rate for any Weekly Rate Period, the Weekly Rate for such Weekly Rate Period shall be the same as the Weekly Rate for the immediately preceding Weekly Rate Period. In no event shall the Weekly Rate exceed the Maximum Rate. The Revenue Bond Trustee shall provide the Trustee with written notice on a monthly basis of each Weekly Rate, as determined.

     (ii) At any time, the Company, by written direction to the Illinois Finance Development Authority, the Revenue Bond Trustee and the Remarketing Agent, may elect that the Revenue Bonds shall bear interest at a Weekly Rate. Such direction shall (A) specify the effective date of such adjustment to a Weekly Rate Mode which shall be (1) a day not earlier than the 25th day following the fifth Business Day after the date of receipt by the Trustee of such direction, (2) in the case of an adjustment from a

Semiannual Rate Mode or a Term Rate Period, the day immediately following the last day of the then current Semiannual Rate Mode or Term Rate Period, as applicable, and (3) in the case of an adjustment from a Flexible Rate Mode, the day immediately following the last day of the then current Flexible Rate Mode as determined in accordance with Section 8(f) hereof; and (B) in the case of an adjustment from a Term Rate Period, be accompanied by an opinion of Bond Counsel stating that such adjustment (1) is authorized or permitted by the Revenue Bond Indenture and (2) will not adversely affect the exclusion of the interest on the Revenue Bonds from federal gross income. During each Weekly Rate Mode commencing on a date so specified or determined (provided that the opinion of Bond Counsel described in clause (B) above, if required, is reaffirmed as of such date) and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Mode, the interest rate borne by the bonds of Series LL shall be a Weekly Rate determined as provided above.

     (c)(i) For each Quarterly Rate Period, the bonds of Series LL shall bear interest at the applicable Quarterly Rate, which in each case shall be determined by the Remarketing Agent no later than 12:00 noon, New York City time, on the Business Day immediately preceding the commencement of the Quarterly Rate Period to which it relates. The Quarterly Rate for each Quarterly Rate Period shall be the lowest rate which, in the judgement of the Remarketing Agent, would enable the Remarketing Agent to sell the Revenue Bonds on the effective date of such Quarterly Rate at a price equal to 100% of the principal amount thereof; provided, however, that if, for any reason, a Quarterly Rate for any Quarterly Rate Period shall not be determined or be effective, the Interest Rate Mode for the bonds of Series LL shall automatically convert to a Weekly Rate Mode. If a Weekly Rate for the first day of such Weekly Rate Mode is not determined as provided in Section 8(b)(i) hereof, the Weekly Rate for the first day of such Weekly Rate Mode shall be 100% of the BMA Municipal Index. In no event shall any Quarterly Rate be greater than the Maximum Rate. The Revenue Bond Trustee shall provide the Trustee with prompt written notice of each Quarterly Rate, as determined.

     (ii) At any time, the Company, by written direction to the Illinois Development Finance Authority, the Revenue Bond Trustee and the Remarketing Agent, may elect that the Revenue Bonds shall bear interest at a Quarterly Rate. Such direction shall (A) specify the effective date of such adjustment to a Quarterly Rate Mode which shall be (1) a day not earlier than the 25th day following the fifth Business Day after the date of receipt by the Revenue Bond Trustee of such direction, (2) in the case of an adjustment from a Semiannual Rate Mode or a Term Rate Period, the day immediately following the last day of the then current Semiannual Rate Mode or Term Rate Period, as applicable, and
(3) in the case of an adjustment from a Flexible Rate Mode, the day immediately following the last day of the then current Flexible Rate Mode as determined in accordance with Section 8(f)(iii) hereof; and (B) in the case of an adjustment from a Term Rate Period, be accompanied by an opinion of Bond Counsel stating that such adjustment (1) is authorized or permitted by the Revenue Bond Indenture and (2) will not adversely affect the exclusion of the interest on the Revenue Bonds from federal gross income. During each Quarterly Rate Mode commencing on a date so specified or determined (provided that the opinion of Bond Counsel described in clause (B) above, if required, is reaffirmed as of such date) and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Mode, the interest rate borne by the bonds of Series LL shall be a Quarterly Rate determined as provided above.

     (d)(i) For each Semiannual Rate Period, the bonds of Series LL shall bear interest at the applicable Semiannual Rate determined by the Remarketing Agent on a Business Day selected by it, but not more than 15 days prior to the first day of such Semiannual Rate Period. The Semiannual Rate for each Semiannual Rate Period shall be the rate determined by the Remarketing Agent on such date, and filed on such date with the Revenue Bond Trustee and the Company, by written notice or by telephone promptly confirmed by telecopy or other writing, as being the lowest rate which would enable the Remarketing Agent to sell the Revenue Bonds on the effective date of such Semiannual Rate at a price equal to 100% of the principal amount thereof; provided, however, that if, for any reason, a Semiannual Rate for any Semiannual Rate Period shall not be determined or effective, the Interest Rate Mode for the bonds of Series LL shall automatically convert to a Weekly Rate Mode. If a Weekly Rate for the first day of such Weekly Rate Mode is not determined as provided in Section 8(b)(i) hereof, the Weekly Rate for the first day of such Weekly Rate Mode shall be 100% of the BMA Municipal Index. In no event shall any Semiannual Rate be greater than the Maximum Rate. The Revenue Bond Trustee shall provide the Trustee with prompt written notice of each Semiannual Rate, as determined.

     (ii) At any time, the Company, by written direction to the Illinois Development Finance Authority, the Revenue Bond Trustee and the Remarketing Agent, may elect that the Revenue Bonds shall bear interest at a Semiannual Rate. Such direction shall (A) specify the effective date of such adjustment to a Semiannual Rate Mode (which shall be (1) a day not earlier than the 25th day following the fifth Business Day after the date of receipt by the Revenue Bond Trustee of such direction, (2) in the case of an adjustment from a Flexible Rate Mode, the day immediately following the last day of the then current Flexible Rate Mode as determined in accordance with Section 8(f)(iii) hereof and (3) in the case of an adjustment from a Term Rate Period, the day immediately following the last day of the then current Term Rate Period and (B) in the case of an adjustment from a Term Rate Period, be accompanied by an opinion of Bond Counsel stating that such adjustment (1) is authorized or permitted by the Revenue Bond Indenture and (2) will not adversely affect the exclusion of the interest on the Revenue Bonds from federal gross income.

     (e)(i) For each Term Rate Period, the bonds of Series LL shall bear interest at the Term Rate determined by the Remarketing Agent on a Business Day selected by it, but not more than 15 days prior to the first day of such Term Rate Period. The Term Rate shall be the rate determined by the Remarketing Agent on such date, and filed on such date with the Revenue Bond Trustee and the Company, by written notice or by telephone promptly confirmed by telecopy or other writing, as being the lowest rate which would enable the Remarketing Agent to sell the Revenue Bonds on the effective date of such Term Rate at a price equal to 100% of the principal amount thereof;

provided, however, that if, for any reason, a Term Rate for any Term Rate Period shall not be determined or effective, the Interest Rate Mode for the bonds of Series LL shall automatically convert to a Weekly Rate Mode. If a Weekly Rate for the first day of such Weekly Rate Mode is not determined as provided in
Section 8(b)(i) hereof, the Weekly Rate for the first day of such Weekly Rate Mode shall be 100% of the BMA Municipal Index. The Revenue Bond Trustee shall provide promptly the Trustee with written notice of each Term Rate, as determined. In no event shall any Term Rate be greater than the Maximum Rate.

     (ii) At any time, the Company, by written direction to the Illinois Development Finance Authority, the Revenue Bond Trustee and the Remarketing Agent, may elect that the Revenue Bonds shall bear, or continue to bear, interest at a Term Rate, and if it shall so elect, shall determine the duration of the Term Rate Period during which the bonds of Series LL shall bear interest at such Term Rate. As a part of such election, the Company also may determine that the initial Term Rate Period shall be followed by successive Term Rate Periods and, if the Company so elects, shall specify the duration of each such successive Term Rate Period as provided in this subparagraph (ii). Such direction shall (A) specify the effective date of each Term Rate Period (which shall be (1) a day not earlier than the 25th day following the fifth Business Day after the date of receipt by the Revenue Bond Trustee of such direction, (2) in the case of an adjustment from a Flexible Rate Mode, the day immediately following the last day of the then current Flexible Rate Mode as determined in accordance with Section 8(f)(iii) of this Article I and (3) in the case of an adjustment from a Semiannual Rate Mode or a Term Rate Period, the day immediately following the last day of the then current Semiannual Rate Mode or Term Rate Period, as appropriate); (B) specify the last day of such Term Rate Period or, if successive Term Rate Periods shall have been designated, the last day of each such Term Rate Period (which shall be for each Term Rate Period either the day immediately preceding the Maturity Date or the day immediately preceding the first day of the twelfth (or any integral multiple of 12) succeeding calendar month after the effective date thereof); and (C) unless the adjustment is from a Term Rate Period of equal duration, be accompanied by an opinion of Bond Counsel stating that such adjustment (1) is authorized or permitted by the Revenue Bond Indenture and (2) will not adversely affect the exclusion of the interest on the Revenue Bonds from federal gross income. If the Company shall designate successive Term Rate Periods, but shall not, with respect to the second or any subsequent Term Rate Period, specify any of the information described in clause (A) above, the Company, by written direction to the Illinois Development Finance Authority, the Revenue Bond Trustee and the Remarketing Agent, given not later than the fifth Business Day preceding the 25th day prior to the first day of such successive Term Rate Period, may specify any of such information not previously specified with respect to such Term Rate Period which information shall be accompanied by an opinion of Bond Counsel as described above, if required. During the Term Rate Period commencing and ending on the dates so determined and during each successive Term Rate Period, if any, the interest rate borne by the bonds of Series LL shall be a Term Rate (provided that the opinion of Bond Counsel described in clause (C) above, if required, is reaffirmed as of such date of commencement). If, by the fifth Business Day preceding the 24th day prior to the last day of any Term Rate Period, the Revenue Bond Trustee shall not have received notice of the Company's election that, during the next succeeding Interest Rate Mode, the bonds of Series LL shall bear interest at a Daily Rate, a Weekly Rate, a Quarterly Rate, a Flexible Rate, a Semiannual Rate or a Term Rate, the next succeeding Interest Rate Mode shall be a Term Rate Period of the same duration as the immediately preceding Term Rate Period; provided, however, that if the last day of any successive Term Rate Period would end after the day prior to the Maturity Date, the next succeeding Interest Rate Mode shall be a Term Rate Period ending on the day prior to the Maturity Date.

     (f)(i) During each Flexible Rate Mode, each bond of Series LL (or portion of the principal amount thereof, in the event Revenue Bonds of different Flexible Segments shall apply to the same bond of Series LL) shall bear interest during each Flexible Segment for a related Revenue Bond at the Flexible Rate for such Revenue Bond as described herein. Different Flexible Segments may apply to different Revenue Bonds at any time and from time to time. Revenue Bonds of different Flexible Segments may relate to the same bond of Series LL at any time and from time to time. The Flexible Segment for each Revenue Bond shall be a period of at least one day and not more than 270 days ending on a day that immediately precedes a Business Day, determined by the Remarketing Agent to be the period which, together with all such other Flexible Segments for all Revenue Bonds then outstanding, will result in the lowest overall interest expense on the Revenue Bonds over the next succeeding 270 days. The Flexible Rate for each Flexible Segment for each Revenue Bond shall be determined by the Remarketing Agent no later than the first day of such Flexible Segment (and in time to enable the Remarketing Agent to give to the Revenue Bond Trustee the notice required by Section 404(c) of the Revenue Bond Indenture) to be the lowest interest rate which would enable the Remarketing Agent to sell the Revenue Bonds on the effective date of such rate at a price equal to 100% of the principal amount thereof. If a Flexible Segment or a Flexible Rate for a Flexible Segment is not determined or effective, the Flexible Segment for such Revenue Bond shall be a Flexible Segment of one day, and the interest rate for such Flexible Segment of one day shall be 100% of the BMA Municipal Index. In no event shall the Flexible Rate for any Flexible Segment exceed the Maximum Rate. The Revenue Bond Trustee shall provide the Trustee with facsimile or telephonic notice of each Flexible Segment and Flexible Rate.

     (ii) At any time, the Company, by written direction to the Illinois Development Finance Authority, the Revenue Bond Trustee and the Remarketing Agent, may elect that the Revenue Bonds shall bear interest at Flexible Rates. Such direction shall (A) specify the effective date of the Flexible Rate Mode during which the bonds of Series LL shall bear interest at Flexible Rates which shall be (1) a Business Day not earlier than the 25th day following the fifth Business Day after the date of receipt by the Trustee of such direction, and (2) in the case of an adjustment from a Semiannual Rate Mode or a Term Rate Period, the day immediately following the last day of the then current Semiannual Rate Mode or Term Rate Period, as applicable; and (B) in the case of an adjustment from a Term Rate Period, be accompanied by an opinion of Bond Counsel stating that such adjustment (1) is authorized or permitted by the Revenue Bond Indenture and (2) will not adversely affect the exclusion of the interest on the Revenue Bonds from federal gross income. During each Flexible Rate Mode commencing on the date so specified (provided that the opinion of Bond Counsel described in clause (B) above, if required, is reaffirmed as of such date) and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Mode, each bond of Series LL shall bear interest at a Flexible Rate during each Flexible Segment for such bond of Series LL.

     (iii) As a condition precedent to the election during a Flexible Rate Mode to adjust to a different Interest Rate Mode for the Revenue Bonds pursuant to Section 8(a)(ii), (b)(ii), (c)(ii), (d)(ii), (e)(ii) or (g)(ii) of this
Article I, the Remarketing Agent shall determine Flexible Segments of such duration that, as soon as possible, all Flexible Segments shall end on the same date, not less than the 24th day following the fifth Business Day after the receipt by the Revenue Bond Trustee of the direction of the Company effecting such election. The date on which all Flexible Segments so determined shall end shall be the last day of the then current Flexible Rate Mode and the day next succeeding such date shall be the effective date of the Daily Rate Mode, the Weekly Rate Mode, the Quarterly Rate Mode, the Semiannual Rate Mode or the Term Rate Period elected by the Company.

     (g)(i) The Auction Rate for an Auction Period commencing on the effective date of a change to the Auction Rate shall be determined by the Market Agent before the effective date, and shall be the lowest rate which, in the judgment of the Market Agent, is necessary to enable the bonds of Series LL to be remarketed at the principal amount thereof, plus accrued interest, if any, on the effective date. The bonds of Series LL shall bear interest at Auction Rates established for 35-day Auction Periods unless the Company changes the length of the Auction Period pursuant to Section 203(f)(i) of the Revenue Bond Indenture. Thereafter, the Auction Rate to be applicable to the Auction Rate Securities during each Auction Period shall be determined by the Auction Agent and notice thereof shall be given pursuant to Section 203(f)(i) of the Revenue Bond Indenture. Such determination, and subsequent Auction Rates determined in accordance with the Auction Procedures, shall be conclusive and binding upon the Trustee, the Company and the owners of the bonds of Series LL to which such rate will be applicable. In no event shall the Auction Rate exceed the Maximum Auction Rate.

     (ii) At any time, the Company, by written notice to the Illinois Development Finance Authority, the Revenue Bond Trustee and the Remarketing Agent, may elect that the Bonds shall bear interest at an Auction Rate. Such direction shall (A) specify the effective date of such adjustment to an Auction Rate Mode (which shall be (1) a day not earlier than the 25th day following the fifth Business Day after the date of receipt by the Revenue Bond Trustee of such direction, (2) in the case of an adjustment from a Semiannual Rate Mode or a Term Rate Mode, the day immediately following the last day of the then current Semiannual Rate Period or Term Rate Period, as applicable, and (3) in the case of an adjustment from a Flexible Rate Mode, the day immediately following the last day of the then current Flexible Rate Mode as determined in accordance with
Section 8(f)(iii); and (B) in the case of an adjustment from a Term Rate Period, be accompanied by an opinion of Bond Counsel stating that such adjustment (1) is authorized or permitted by the Revenue Bond Indenture and (2) will not adversely affect the exclusion of the interest on the Revenue Bonds from federal gross income. During each Auction Rate Mode commencing on the date so specified or determined (provided that the opinion of Bond Counsel described in clause (B) above, if required, is reaffirmed as of such date) and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Mode, each bond of Series LL shall bear interest at an Auction Rate as provided above.

     (h) The determination of each Daily Rate, Weekly Rate, Quarterly Rate, Semiannual Rate and Term Rate and each Flexible Segment and Flexible Rate by the Remarketing Agent, and the determination of each Auction Rate by the Auction Agent, shall be conclusive and binding upon the Trustee, the Company and the owners of the bonds of Series LL.

     (i) Notwithstanding anything herein to the contrary, the Company may rescind any election by it to adjust to or continue an Interest Rate Mode pursuant to Section 8(a)(ii), (b)(ii), (c)(ii), (d)(ii), (e)(ii) or (f)(ii) of this Article I prior to the effective date of such adjustment or continuation by written notice thereof to the Illinois Development Finance Authority, the Revenue Bond Trustee and the Remarketing Agent prior to such effective date. If the Revenue Bond Trustee receives notice of such rescission prior to the time the Revenue Bond Trustee has given notice to the owners of the Revenue Bonds pursuant to Section 203(a)(iii), (b)(iii), (c)(iii), (d)(iii), (e)(iii) or
(f)(iii) of the Revenue Bond Indenture, then such notice of adjustment or continuation shall be of no force and effect. If the Revenue Bond Trustee receives notice of such rescission after the Revenue Bond Trustee has given notice to the owners of the Revenue Bonds pursuant to Section 203(a)(iii),
(b)(iii), (c)(iii), (d)(iii), (e)(iii) or (f)(iii) of the Revenue Bond Indenture, then the Interest Rate Mode for the bonds of Series LL shall automatically adjust to a Weekly Rate Mode. In the event that an attempted adjustment from one Interest Rate Mode to another Interest Rate Mode as herein provided does not become effective, the Interest Rate Mode for the bonds of Series LL shall automatically adjust to a Weekly Rate Mode. If a Weekly Rate for the first week of any such Weekly Rate Mode is not determined as provided in
Section 8(b)(i) of this Article I, the Weekly Rate for the first week of such Weekly Rate Mode shall be 100% of the BMA Municipal Index. No opinion of Bond Counsel shall be required in connection with any automatic adjustment to a Weekly Rate Mode as in this Section 8(i) provided.

     SECTION 9. In this Supplemental Indenture, the following terms shall have the meanings specified in this Section 9, unless the context otherwise requires:

               "Agreement" or "Loan Agreement" means the Loan Agreement executed by and between the Illinois Development Finance Authority and the Company dated as of February 1, 2003 with respect to the Revenue Bonds, as from time to time amended and supplemented.

               "Auction Agent" means the auction agent appointed by the Company in accordance with Sections 1.10 and 1.11 of Exhibit A of the Revenue Bond Indenture and any permitted successor thereto.

               "Auction Period" means each period of time during which the bonds of Series LL bear interest at an Auction Rate.

               "Auction Procedure" means the procedures for conducting auctions for the Auction Rate Securities during an Auction Period set forth in of Exhibit A of the Revenue Bond Indenture.

               "Auction Rate" means the rate of interest to be borne by the Auction Rate Securities during each Auction Period, not greater than the Maximum Auction Rate, established in accordance with Section 8(g) of this Article I and Section 203(f) of the Revenue Bond Indenture.

               "Auction Rate Index" shall have the meaning specified in Section
          1.07 of Exhibit A to the Revenue Bond Indenture.

               "Auction Rate Mode" means each period during which the bonds of Series LL bear interest at an Auction Rate.

               "Auction Rate Securities" means the bonds of Series LL during any Auction Period.

               "Bond Counsel" means an attorney at law or a firm of attorneys (who is of nationally recognized standing in matters pertaining to the tax-exempt nature of interest on bonds issued by states and their political subdivisions) duly admitted to the practice of law before the highest court of any state of the United States of America.

               "BMA Municipal Index" means the Bond Market Association Municipal Index, as of the most recent date for which such index was published, or such other weekly, high grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc., or its successors or as otherwise designated by the The Bond Market association; provided, however, that if such index is no longer produced by Municipal Market Data, Inc. or its successor, then the "BMA Municipal Index" shall mean such other reasonably comparable index selected by the Company.

               "Business Day" means any day which is not a Sunday or a legal holiday or a day (including Saturday) on which banking institutions in Chicago, Illinois, in New York, New York, and in the city where the Principal Office of the Revenue Bond Trustee is located are not required or authorized to remain closed and other than a day on which the New York Stock Exchange is not closed.

               "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

               "Daily Rate" means the variable interest rate on the bonds of Series LL established in accordance with Section 8(a) of this
          Article I.

               "Daily Rate Mode" means each period of time during which the bonds of Series LL bear interest at a Daily Rate.

               "Daily Rate Period" means each period during a Daily Rate Mode from and commencing on a Business Day to and including the day immediately preceding the first Business Day thereafter, provided that the first Daily Rate Period in any Daily Rate Mode shall commence on the effective date of such Daily Rate Mode.

               "Flexible Rate" shall mean, with respect to any Revenue Bond, the non-variable interest rate associated with such Revenue Bond established in accordance with Section 8(f) of this Article I and
          Section 203(f) of the Revenue Bond Indenture.

               "Flexible Rate Mode" means each period, comprised of Flexible Segments, during which Revenue Bonds and bonds of Series LL bear interest at Flexible Rates.

               "Flexible Segment" shall mean, with respect to each Revenue Bond bearing interest at a Flexible Rate, the period established in accordance with Section 8(f) of this Article I and Section 203(f) of the Revenue Bond Indenture.

               "Interest Payment Date" means (i) during a Daily Rate Mode or Weekly Rate Mode, the first Business Day of each calendar month, (ii) during a Quarterly Rate Mode, the first Business Day of the third calendar month following the effective date of such Quarterly Rate Mode, and the first Business Day of each third month thereafter, (iii) during a Semiannual Rate Mode or Term Rate Period, the first day of the sixth calendar month following the effective date of such Semiannual Rate Mode or Term Rate Period, as applicable, and the first day of each successive sixth calendar month thereafter, (iv) with respect to any Flexible Segment, the Business Day next succeeding the last day thereof and (v) with respect to each Interest Rate Mode, the day next succeeding the last day thereof.

               "Interest Rate Mode" means any Daily Rate Mode, Weekly Rate Mode, Quarterly Rate Mode, Flexible Rate Mode, Semiannual Rate Mode or Term Rate Period.

               "Market Agent" means such Broker-Dealer as shall be designated by the Company pursuant to Section 411 of the Revenue Bond Indenture on or before the date on which the Auction Rate becomes effective, and any permitted successor thereto.

               "Maturity Date" means February 1, 2033.

               "Maximum Auction Rate" means on any day of determination of the Auction Rate the lesser of (i) the product of 1.75 multiplied by the Auction Rate Index in effect on such date of determination or (ii) the Maximum Rate.

               "Maximum Rate" means the lesser of 14% per annum or the maximum rate permitted by law.

               "Project" has the meaning set forth in the Revenue Bond
          Indenture.

               "Quarterly Rate" means the variable interest rate on the bonds of Series LL established in accordance with Section 8(c) of this Article I.

               "Quarterly Rate Mode" means each period of time during which the bonds of Series LL bear interest at a Quarterly Rate.

               "Quarterly Rate Period" means each period during a Quarterly Rate Mode from and commencing on the first Business Day of a calendar month to but not including the first Business Day of the third succeeding calendar month, provided that the first Quarterly Rate Period in any Quarterly Rate Mode shall be the period commencing on the effective date of such Quarterly Rate Mode to but not including the first Business Day of the third succeeding calendar month thereafter..

               "Record Date" as used herein means with respect to any Interest Payment Date during a Variable Rate Mode or with respect to a Flexible Segment, the Business Day next preceding such Interest Payment Date, and, with respect to any Interest Payment Date during a Semiannual Rate Mode or a Term Rate Period, the fifteenth day of the calendar month next preceding such Interest Payment Date.

               "Remarketing Agent" means the remarketing agent appointed by the Company in accordance with Section 408 of the Revenue Bond Indenture and any permitted successor thereto.

               "Revenue Bonds" means the Adjustable-Rate Gas Supply Refunding Revenue Bonds, Series 2003B (The Peoples Gas Light and Coke Company Project), issued by the Illinois Development Finance Authority in the aggregate principal amount of $50,000,000

               "Revenue Bond Indenture" means that certain Indenture of Trust executed by and between the Illinois Development Finance Authority and the Revenue Bond Trustee, dated as of February 1, 2003, and any amendments or supplements thereto, pursuant to which the Revenue Bonds may be issued.

               "Revenue Bond Trustee" means Bank One Trust Company, National Association, and any successor trustee appointed pursuant to Sections 1105 or 1109 of the Revenue Bond Indenture at the time serving as successor trustee thereunder and shall include any co-trustee serving as such thereunder.

               "Semiannual Rate" means the non-variable interest rate on the bonds of Series LL established in accordance with Section 8(d) of this
          Article I.

               "Semiannual Rate Mode" means each period of time during which the bonds of Series LL bear interest at a Semiannual Rate.

               "Semiannual Rate Period" means each period during a Semiannual Rate Mode from and commencing on the first day of a calendar month and to but not including the first day of the sixth succeeding calendar month, provided that the first Semiannual Rate Period in any Semiannual Rate Mode shall be the period commencing on the effective date of such Semiannual Rate Mode to but not including the first day of the sixth calendar month thereafter.

               "Term Rate" means a non-variable interest rate on the bonds of Series LL established in accordance with Section 8(e) of this
          Article I.

               "Term Rate Period" means each period during which a Term Rate is in effect.

               "Variable Rate Mode" means each Daily Rate Mode, Weekly Rate Mode and Quarterly Rate Mode.

               "Weekly Rate" means the variable interest rate on the bonds of Series LL established in accordance with Section 8(b) of this
          Article I.

               "Weekly Rate Mode" means each period of time during which the bonds of Series LL bear interest at a Weekly Rate.

               "Weekly Rate Period" means each period during a Weekly Rate Mode from and commencing on a Thursday and ending on the next succeeding Wednesday; provided, however, that if a Weekly Rate Mode shall end on a day other than a Wednesday, the last Weekly Rate Period during such Weekly Rate Mode shall end on the last day of such Weekly Rate Mode; provided, further, that the first Weekly Rate Period during a Weekly Rate Mode shall be the period from and commencing on the first day of such Weekly Rate Mode and ending on the next succeeding Wednesday.

     SECTION 10. In any case where the date of maturity of interest on or principal of the bonds of Series LL or the date fixed for redemption of any bonds of Series LL shall be in the location of the principal office of the Trustee, a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law to close in the State of Illinois, then payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 11. The Company reserves the right, without any consent or other action by holders of the bonds of Series LL or any subsequent series of bonds, to amend the Mortgage by inserting the following language as Section 4 of
Article XVI immediately following current Section 3 of Article XVI of the
Mortgage:

     SECTION 4. Anything in Section 1 of this Article to the contrary notwithstanding, with the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if the rights of the holders of one or more, but not all, series then outstanding are affected, the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds at the time outstanding of all affected series, taken together, and not any other series, the Company, when authorized by resolution of its Board of Directors, and the Trustee, from time to time and at any time, subject to the restrictions in this Mortgage contained, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof or change the coin or currency in which any bond or interest thereon is payable, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the aggregate principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section 4, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property.

     Upon the written request of the Company, accompanied by resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Mortgage or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee shall be entitled to receive and, subject to
     Section 7 of Article XV hereof, may rely upon, an opinion of counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the provisions of this Section 4.

     It shall not be necessary for the consent of the bondholders under this Section 4 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     The Company and the Trustee, if they so elect, and either before or after such 60% or greater consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto. All subsequent holders of bonds bearing such notation shall be deemed to have consented to the execution of such supplemental indenture, and consent, once given or deemed to be given, may not be withdrawn.

     Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 4, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding of any series shall be registered bonds without coupons or coupon bonds registered as to principal, such notice with respect to such series shall be mailed first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds of such series at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty (30) days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                                   ARTICLE II

                            COVENANTS OF THE COMPANY

     SECTION 1. The Company covenants and agrees, so long as any of the bonds of Series LL are outstanding or until provision shall have been made for the redemption or payment thereof by the deposit with the Trustee of money necessary to effect such redemption or payment, as follows:

          (a) The Company, during or at the close of the calendar year 2003, and during or at the close of each calendar year thereafter, shall charge against the income for such calendar year and place to the credit of a "depreciation reserve account" to be kept on its books, the greater of the following two amounts: (i) the amount of $1,550,000, or (ii) an amount equal to 2 1/2% of the sum of

               (i) the aggregate principal amount of all bonds which, at the time such credit is placed to said "depreciation reserve account", shall be outstanding and shall have been outstanding under the Mortgage as supplemented for a period of not less than six (6) months, or which at such time shall have been outstanding under the Mortgage supplemented for less than six (6) months, if such bonds shall have been issued, or the proceeds thereof shall have been used, directly or indirectly, for or on account of the pledge, acquisition, exchange, cancellation, payment, refundment, redemption or discharge at, before or after maturity of the bonds of any series theretofore issued under the Mortgage or of any "underlying bonds" or "specified obligations" as defined in Section 4 of Article III of the Mortgage; and

               (ii) the aggregate principal of all indebtedness of the Company secured by a mortgage lien upon the properties or assets of the Company, which is a lien superior to the lien of the Mortgage, except
          (A) any such mortgage indebtedness the evidences of which shall then be pledged with the Trustee under the provisions of the Mortgage or pledged with the Trustee under any mortgage constituting a lien superior to the lien of the Mortgage on any part of the properties or assets of the Company, and (B) any such mortgage indebtedness for the payment or redemption of which the necessary moneys shall have been deposited with the Trustee under the Mortgage securing the same; provided, however, that (1) the amount required by this subparagraph
          (a) to be placed to the credit of such "depreciation reserve account" in or for any calendar year shall be deemed to include and not to be in addition to amounts which, by the provisions of the Mortgage, the Company is required to add to any depreciation reserve account for such year, (2) nothing in this subparagraph (a) shall prevent the Company from crediting to such "depreciation reserve account", during or at the close of any calendar year, an amount greater than the amount required by this subparagraph (a) for such year, and (3) the Company may, from time to time, during each such calendar year, charge against such "depreciation reserve account" the cost of depreciable property retired by it during such year, including the cost, if any, of dismantling such retired property, less any salvage credits applicable thereto.

          (b) The Company after it shall have issued bonds of Series LL in the aggregate principal amount of $50,000,000, shall not request the Trustee

               (i) to authenticate bonds of any series under the Mortgage

                      (A) pursuant to Section 2 of Article III of the Mortgage
             for or on account of the acquisition and cancellation, or of the payment, cancellation, redemption or other discharge at, before or after maturity, affected prior to January 1, 1951, of any bonds of any series theretofore issued under the Mortgage, or

                      (B) pursuant to Section 4 of Article III of the Mortgage,
             for or on account of the pledge, acquisition, exchange, cancellation, payment, refundment, redemption or discharge effected prior to January 1, 1951, of "underlying bonds" or "specified obligations" mentioned in said Section 4, or

                      (C) pursuant to Section 5 of Article III of the Mortgage,
             for or in respect of expenditures made prior to January 1, 1951, for or on account of "permanent property", or

               (ii) to pay to the Company any cash pursuant to Section 6 of said
          Article III for or on account of any transactions mentioned in clause
          (A) or clause (B) of subdivision (i) of this subparagraph (b) or for or in respect of any expenditures mentioned in clause (C) of subdivision (i) of this subparagraph (b).

     Neither shall the Company request the Trustee to authenticate bonds of any series under the provisions of Section 4 of Article III of the Mortgage or to pay the Company any moneys under Section 6 of said Article III or under
     Article IX of the Mortgage for or on account of the payment, discharge and cancellation effected on or after January 1, 1944, at, before or after maturity of any of the Refunding Mortgage Five Per Cent Gold Bonds of the Company, dated September 1, 1897, due September 1, 1947.

          (c) The Company shall not request the Trustee to authenticate bonds of any series under the Mortgage or to pay to the Company any cash deposited with or received by the Trustee under the Mortgage (except cash deposited with or received by the Trustee as and for a sinking fund for any series of bonds which have been or may hereafter be issued under the Mortgage), unless the Company as a part of such request, and in addition to all other documents required by the Mortgage to be delivered to the Trustee in connection with such request, shall deliver to the Trustee a certificate or certificates, signed by the President or the Executive Vice President or the Chief Financial Officer or a Vice President and by the Treasurer or an Assistant Treasurer of the Company

               (i) showing, in case such request is for the authentication of bonds pursuant to Section 5 of Article III of the Mortgage or for the payment of cash pursuant to Section 6 of said Article III for or in respect of expenditures made by the Company on or after January 1, 1951, for or on account of "permanent property":

                      (A) the total amount of expenditures (reduced to the
             extent required, if any, by the provisions of clause (G) of this subdivision (i)) made on or after January 1, 1951, for or on account of "permanent property";

                      (B) the original cost of all properties, subject to the
             lien of the Mortgage at any time on or after January 1, 1951, replaced or retired on or after January 1, 1951, less, if any such property shall have been released from the lien of the Mortgage pursuant to any applicable provision of the Mortgage and to obtain such release cash shall have been deposited with the Trustee, the amount of such cash;

                      (C) an amount equal to the sum of (1) 133-1/3% of the
             aggregate principal amount of bonds which have been authenticated after January 1, 1951, pursuant to Section 5 of Article III of the Mortgage for or on account of such expenditures made on or after January 1, 1951, plus (2) 133-1/3% of the aggregate amount of deposited cash withdrawn after January 1, 1951, pursuant to the provisions of Section 6 of Article III of the Mortgage for or in respect of such expenditures made on or after January 1, 1951, plus
             (3) 133-1/3% of the aggregate amount of excess of the nature described in subdivision (2) of Section 4 of Article III of the Mortgage eliminated or compensated, as in said subdivision (2) provided, for or in respect of expenditures of the Company for or on account of "permanent property" during said period commencing January 1, 1951;

                      (D) an amount equal to 100% of the aggregate amount of
             moneys withdrawn by the Company pursuant to the provisions of
             Article IX of the Mortgage on or after January 1, 1951, for or in respect of expenditures made for or on account of "permanent property";

                      (E) an amount equal to the excess, if any, of the
             amount shown pursuant to clause (A) above over the sum of the amounts shown pursuant to clauses (B), (C) and (D) above;

                      (F) that, for a period of twelve (12) consecutive calendar months (to be selected by the Company) ending within ninety (90) days next preceding such request, the "net earnings of the Company" shall have been at least twice the amount of the annual interest requirement of all "mortgage and prior lien debt of the Company";

                      (G) that the amount of the expenditure, if any, included
             in the expenditures set forth in clause (A) above in respect of any particular "permanent property", which at the time of its acquisition was subject to the lien of any mortgage existing or placed thereon at the time of its acquisition, does not exceed an amount equal to the excess, if any, of the value (determined as provided in the first paragraph of Section 8 of Article III of the Mortgage) of such particular "permanent property" at the time of acquisition of such property over 133-1/3% of the principal amount of all indebtedness secured by all such mortgages existing or placed on such particular property at the time of the acquisition thereof, and that the amount of the expenditure, if any, included in the expenditures set forth in clause (A) above in respect of any particular "permanent property", which at the time of its acquisition was not subject to any such lien, does not exceed an amount equal to the value (determined as provided in the first paragraph of Section 8 of Article III of the Mortgage) of such particular "permanent property" at the time of acquisition of such property;

               (ii) showing, in case such request is for the authentication of bonds pursuant to Section 4 of Article III of the Mortgage or for the payment of cash pursuant to Section 6 of said Article III for or on account of the pledge, acquisition, exchange, cancellation, payment, refundment, redemption or discharge effected on or after January 1, 1951, at, before or after maturity of any "specified obligations" mentioned in said Section 4, that at the time such "specified obligations" became "specified obligations" or at some later date the Company, pursuant to the provisions of Section 5 of Article III of the Mortgage, as limited by the provisions of this Section I, shall have obtained, or shall have had the right to obtain, the authentication and delivery of bonds in any principal amount for or in respect of expenditures made on or after January 1, 1951, for or on account of "permanent property";

               (iii) showing, in case such request shall be for the payment of moneys pursuant to Article IX of the Mortgage for or in respect of expenditures made for or on account of "permanent property", that none of such expenditures were made (1) prior to January 1, 1951, or (2) for or on account of "permanent property" acquired more than six months prior to the date when the Trustee received the moneys so to be paid (or in case of moneys representing the proceeds of obligations, referred to in said Article IX, the date when the Trustee received such obligations); and

               (iv) showing, in case such request is for the application of any moneys pursuant to Article IX of the Mortgage to the payment, redemption or purchase of any "specified obligations", that such "specified obligations", if pledged under the Mortgage, would permit the Company to obtain the authentication of bonds in a principal amount equal to the principal amount of such "specified obligations" pursuant to the provisions of Section 4 of Article III of the Mortgage as limited by the provisions of this Section 1.

     (d) In connection with any request for the authentication of bonds pursuant to Section 5 of Article III of the Mortgage or the payment of cash pursuant to
Section 6 of said Article III of Mortgage, for or in respect of expenditures made by the Company on or after January 1, 1951, the Company shall not obtain the authentication of bonds of any series under the Mortgage or the payment of any cash in excess of 75% of the amount shown in the certificate delivered as a part of such request pursuant to clause (E) of subdivision (i) of subparagraph
(c) of this Section 1; and the Company shall not obtain the authentication of any bonds or the payment of any cash deposited with or received by the Trustee under the Mortgage otherwise than in accordance with the provisions of the Mortgage as supplemented.

     (e) Wherever used in this Supplemental Indenture

               (i) "mortgage and prior lien debt of the Company", as of the date of any request to the Trustee for the authentication of bonds or the payment of cash, shall mean:

                      (A) all the bonds then outstanding under the Mortgage,
             less the amount of any of such bonds which shall then be held by or be delivered to the Trustee for cancellation under any of the provisions of the Mortgage, and less the amount of any such bonds for the payment or redemption of which the necessary moneys shall have been deposited under the Mortgage with the Trustee to effect such payment or redemption;

                      (B) the bonds then requested to be authenticated under the
             Mortgage; and

                      (C) all mortgage indebtedness secured by a lien superior
             to the lien of the Mortgage on any part of the properties and assets of the

             Company, except any such mortgage indebtedness the evidences of which shall then be pledged with the Trustee under the provisions of the Mortgage or pledged with the Trustee under any mortgage constituting a lien superior to the lien of the Mortgage on any part of the properties and assets of the Company, and except any such mortgage indebtedness for the payment or redemption of which the necessary moneys shall have been deposited with the trustee under the mortgage securing the same to effect such payment or redemption;

               (ii) "net earnings of the Company" for any twelve (12) months' period shall mean the amount remaining after deducting from the sum of

                      (A) the gross operating revenues of the Company for such
             period derived from its property subject to the lien of the Mortgage, including but not limited to revenues derived from electrical energy, gas or steam purchased by the Company and resold by it, and the net income derived by the Company from its merchandising and jobbing operations; and

                      (B) other income of the Company for such period derived
             from interest on bank balances and from current working capital invested in unpledged obligations of the United States of America or of any state or of any municipality or subdivision thereof, and other currently earned income of the Company derived from the ownership of securities, in the treasury of the Company and unpledged, of operating electric, gas or steam companies (including natural or mixed gas production, storage, transportation or distribution companies) or from unpledged advances to such companies any of the securities of which are so owned, the sum of the following:

                      (C) operating expenses of the Company for such period,
             including maintenance and repairs, rentals, taxes (except taxes based upon net income), insurance and the cost of electrical energy, gas or steam purchased for resale, but excepting expenses in connection with operations, the net income only of which is included in clause (A) of subdivision (ii) of this subparagraph
             (e), and excepting all reserves or charges for amortization of debt discount and expense; and

                      (D) an amount, if such period shall end with the close of
             a calendar year, equal to the amount which the Company is required by subparagraph (a) of this Section 1 to place, during or at the close of such calendar year, to the credit of the "depreciation reserve account", mentioned in said subparagraph (a) (all determined without deduction for any charge made to the "depreciation reserve account" permitted by clause (3) of the proviso of subparagraph (a) of this Section 1), or, if such period shall include parts of two (2) calendar years, then an amount which shall be determined by (1) prorating, on a monthly basis over the portion of the earlier year thus included, the amount which the Company shall have been so required to credit to the "depreciation reserve account" during or at the close of such earlier year, and (2) prorating, on a monthly basis over the portion of the later of said two (2) years thus included, the amount which the Company would be required to credit to such "depreciation reserve account" if such credit were placed to such account at the close of such period;

        provided, however, that the amount of other income of the Company, referred to in clause (B) of subdivision (ii) of this subparagraph (e), shall not exceed 10% of said net earnings; and income in the form of dividends received by the Company upon stock of any class owned by it shall be considered as currently earned under the provisions of said clause (B) to the extent that during such period the earnings of the paying company shall be sufficient for the payment of dividends upon all stock of such class during such period; and income in the form of interest received by the Company upon evidences of indebtedness of any class owned by it shall be considered as currently earned under the provisions of said clause (B) to the extent that during such period the earnings of the paying company shall be available for the payment of the interest accruing during such period upon all indebtedness of such class, after deducting from such earnings all interest charges accruing during such period upon obligations secured by prior liens; and, in case any property owned by the Company at the date of the request to the Trustee for the authentication of bonds or payment or withdrawal of cash shall not have been owned by it during any part of any such period, or shall have been owned by it during a part only of such period, then and in every such case the net earnings (or net losses) of such property (ascertained in like manner as above provided) during said period, or during such part thereof as shall have preceded the acquisition of such property by the Company, shall be considered and treated as net earnings (or net losses) of the Company for such period, and shall be included in (or, if a net loss, deducted in determining) such net earnings of the Company;

               (iii) "permanent property" shall mean any and all plants, equipment, additions, improvements, betterments, facilities, or other property of any kind (and includes "extensions" and "purchased property" as those terms are used in the Mortgage) acquired through construction, purchase, consolidation, exchange or otherwise, as and for a part of the permanent or fixed investment for the business of the Company and used or useful in connection with the generation and conversion of electrical energy or in the manufacture of gas or steam or in the distribution or transmission of electrical energy or gas or steam in the territory in which the Company is now operating its present properties, or in territory contiguous thereto, or in territory capable of economic interconnection therewith, but "permanent property" shall not include cash, accounts or bills receivable, securities, supplies, fuel or other assets ordinarily classed as quick assets, or leasehold estates;

               (iv) "original cost" of property shall mean the original cost of such property to the Company if ascertainable from its records or, if such original cost is not ascertainable, the value of such property at the time of its acquisition, such value to be determined by an engineer or firm of engineers to be selected by the Company and to be acceptable to the Trustee, and the Trustee under such circumstances shall be furnished with a certificate of such value signed by such engineer or firm of engineers.

          (f) In connection with any request to the Trustee for the authentication of bonds, pursuant to the provisions of Section 5 of Article III of the Mortgage or the payment of cash pursuant to the provisions of
     Section 6 of said Article III or the provisions of Article IX of the Mortgage or the elimination or compensation of any excess of the nature described in subdivision (2) of Section 4 of said Article III, for or on account of expenditures for "permanent property", the Company shall furnish to the Trustee, in addition to the certificates and other documents required to be delivered by the provisions of the Mortgage and the provisions of other subparagraphs of this Section 1, the following:

               (i) An opinion of counsel (who may be counsel for the Company), selected by the Company and satisfactory to the Trustee, stating that the Company has acquired good title to the property for or on account of the expenditures for which additional bonds are requested to be authenticated and that such property is subject to the Mortgage as a direct lien thereon, subject only to the lien of any mortgages or easements existing or placed on any of such property at the time of its acquisition, liens for taxes and assessments not due or, if due, in the course of contest, judgments in the course of appeal or otherwise in contest and secured by sufficient bond, liens arising out of proceedings in court in the course of contest and undetermined liens charges (if any) incidental to current construction; and

               (ii) A certificate signed by the President or the Executive Vice President or the Chief Financial Officer or a Vice President and also by the Treasurer or an Assistant Treasurer of the Company certifying that the property for or on account of the expenditures for which bonds are requested to be authenticated or cash is requested to be paid is "permanent property".

          (g) The Company shall not hereafter issue any bonds under any "underlying mortgage" as defined in Section 4 of Article III of the Mortgage, or under any mortgage which could become such an "underlying mortgage" upon compliance with clause (b) of the proviso of subdivision (2) of said Section 4.

          (h) The Company shall not request the Trustee to authenticate any bonds under the provisions of Section 2 or Section 3 or Section 4 of
     Article III of the Mortgage and shall not apply for the payment of cash under Section 6 of said Article or under Article IX of the Mortgage (i) for or on account of bonds of Series J deposited by the Company with the Trustee in lieu of cash under the provisions of the sinking fund provided for in the supplemental indenture, dated as of May 1, 1961, or for or on account of bonds of Series J redeemed through the operation of said sinking fund, or (ii) for or on account of bonds of Series K redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of July 15, 1966, or (iii) for or on account of bonds of Series L redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of August 15, 1967, or (iv) for or on account of bonds of Series M redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of September 15, 1970, or (v) for or on account of bonds of Series N redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of April 1, 1972, or (vi) for or on account of bonds of Series 0 redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of July 15, 1973, or (vii) for or on account of bonds of Series T redeemed through the operation of the sinking fund provided for in the supplemental indenture dated as of August 15, 1980, or (viii) on account of any cancelled or uncancelled underlying bonds (or any uncancelled underlying bonds deposited as collateral under Section 4 of Article III of the Mortgage) which shall have been deposited under the provisions of the supplemental indenture, dated as of August 1, 1941, in lieu of cash.

          (i) In the event of the acquisition at any time by any federal, state or municipal authority of all or substantially all of the income-producing properties of the Company which are subject to the lien of the Mortgage, the Company shall be deemed to have elected to redeem and to have requested the Trustee to redeem all the bonds of all series at the respective applicable redemption price or prices (together with accrued interest to the date of redemption), without the payment of any premium, on a date determined by the Trustee in its discretion to be the earliest practicable redemption date after receipt by the Trustee of all cash which the Trustee is entitled to receive in respect of such acquisition by such federal, state or municipal authority. If the cash so received by the Trustee and all other cash then held by the Trustee as such, except funds held in trust for the benefit of the holders of particular bonds and coupons, is not sufficient to effect the redemption of all the bonds of all series as aforesaid and to pay all amounts owing to the Trustee under the Mortgage as supplemented (including fees and expenses to be incurred by the Trustee in connection with such redemption), the Company covenants and agrees that, within five (5) days after receipt by the Trustee of all cash which the Trustee is entitled to receive as aforesaid in respect of such acquisition, the Company will deposit with the Trustee for that purpose cash in an amount sufficient to make up such deficiency.

     Upon receipt by the Trustee of moneys sufficient for said purposes, notice of such redemption shall be given by the Trustee for and on behalf and in the name of the Company. To the extent that such cash received, held and deposited as aforesaid shall be required for the purpose of redeeming bonds pursuant to this subparagraph (i), the Company shall be deemed to have directed the Trustee to apply the same for the purpose, and the balance, if any, after payment of all said amounts owing to the Trustee, shall be paid to or upon the order of the Company.

          (j) The Company shall promptly classify as "property replaced or retired", for the purposes of clause (B) of subdivision (i) of subparagraph
     (c) of this Section 1 during any period all property which has been replaced or has permanently ceased to be used or useful in the business of the Company, but the Company shall not, in making such classification, be bound by determinations, rulings or orders made by regulatory authorities for rate-making or other purposes.

          (k) The Company shall not consolidate with or merge into any other corporation or transfer or lease all or substantially all the mortgaged property as an entirety to any other corporation, unless the corporation resulting from such consolidation or the corporation into which the Company shall have been merged or the corporation to which such transfer or lease shall have been made shall, by an instrument executed and delivered to the Trustee, assume the due and punctual payment of the principal of and premium, if any, and interest on all the bonds of all series according to their tenor at the time outstanding under the Mortgage and the due and punctual performance and observance of all the covenants and conditions of the Mortgage and all indentures supplemental thereto to be performed or observed by the Company.

     SECTION 2. The Company covenants and agrees that any and all property hereafter acquired by the Company and any and all improvements, extensions, betterments or additions to property of the Company, which by the Original Mortgage or any indenture supplemental thereto are to become subject to the Mortgage, immediately upon the acquisition thereof by the Company or upon such improvements, extension, betterments, or addition being made, as the case may be, and without any further conveyance, mortgage, assignment or act on the part of the Company or the Trustee, or either of them shall become and be subject to the lien of the Mortgage fully and completely as though owned by the Company at the date of the execution of the Original Mortgage and at the date of the Indenture dated the first day of March, 1928, mentioned in the second paragraph of the recitals of this Supplemental Indenture and at the dates of the supplemental indentures dated May 20, 1936, May 10, 1950, as of June 1, 1951, as of August 15, 1967, as of September 15, 1970, as of March 1, 1985, as of April 1, 1993, as of December 1, 1993, as of December 1, 1993, as of June 1, 1995, as of March 1, 2000, as of March 1, 2000, as of March 1, 2000, as of March 1, 2000 and as of February 1, 2003 respectively, mentioned in the fourth paragraph of the recitals of this Supplemental Indenture, and at the date of this Supplemental Indenture, and specifically described in the granting clauses of the Original Mortgage or said Indenture or said supplemental indentures, but the provisions of this Section 2 shall not limit the generality of the provisions of Sections 12 and 13 of Article IV of the Original Mortgage.

     SECTION 3. The Company covenants and agrees that in the furtherance of, but without limiting the generality of, the provisions of Sections 12 and 13 of
Article IV of the Mortgage or of Section 2 of this Article II, the Company will furnish to the Trustee on November 1, 1944, and thereafter within sixty (60) days after and as often as the Company shall have acquired, subsequent to September 3, 1944, any additional land or lands or interest or interests in land, or any new plant or plants, not included in any certificate theretofore furnished pursuant to this Section 3, the aggregate cost of which shall equal or exceed $500,000, and at such other times as thirty-six (36) months shall have elapsed since the date of furnishing the last preceding certificate to the Trustee pursuant to this Section 3, the following:

          (a) a certificate, signed by the President or the Executive Vice President or the Chief Financial Officer or a Vice President and by the Treasurer or an Assistant Treasurer of the Company and dated as of a date not more than sixty (60) days preceding the date as of which such certificate is required to be filed pursuant to this Section 3, briefly describing any additional land or interest in land and any new plant which the Company may have acquired since the date of the most recent Certificate furnished to the Trustee pursuant to this Section, or, in the case of the first such certificate, since the date of the execution and delivery of the Indenture dated the first day of March, 1928 mentioned in the second paragraph of the recitals of this Supplemental Indenture, which is required by the provisions of the Mortgage and this Supplemental Indenture to be subjected to the lien of the Mortgage;

          (b) the mortgages, deeds, covenants, assignments, transfers and instruments of further assurance, if any, specified in the opinion of counsel referred to in the following subparagraph (c); and

          (c) an opinion of counsel, who may be counsel for the Company, specifying the mortgages, deeds, covenants, assignments, transfers and instruments of further assurance which will be sufficient to subject to the direct lien of the Mortgage (so far as permitted by law) all the Company's right, title and interest in and to the land and interest in land and any plant described in said certificate, or stating that no such mortgage, deed, conveyance, assignment, transfer or instrument of further assurance is necessary for such purpose, and that, upon the recordation or filing or registering, in the manner stated in such opinion, of the instruments so specified, if any, and upon the recordation and filing and registering of the Mortgage or any supplemental indenture in the manner stated in such opinion, or without any such recordation or filing or registering if such opinion shall so state, the Mortgage will (so far as permitted by law) constitute a valid lien upon all the Company's right, title and interest in and to such land, interest in land or plant as against all creditors and subsequent purchasers, subject only to the lien of any mortgages or easements existing or placed on such property at the time of its acquisition by the Company, liens for taxes and assessments not due, or, if due, in the course of appeal or otherwise in contest, liens arising out of proceedings in court in the course of contest and undetermined liens and charges (if any) incidental to current construction.

     For the purposes of this Section 3, any certificate heretofore or hereafter delivered to the Trustee pursuant to Section 3 of Article III of Division B of the supplemental indenture dated as of June 1, 1951, or pursuant to Section 3 of
Article II of the Supplemental Indenture dated as of July 1, 1954, or pursuant to Section 3 of Article III of the supplemental indenture dated as of May 1, 1961, or pursuant to Section 3 of Article III of the supplemental indenture dated as of July 15, 1966, or pursuant to Section 3 of Article III of the supplemental indenture dated as of August 15, 1967, or pursuant to Section 3 of
Article III of the supplemental indenture dated as of September 15, 1970, or pursuant to Section 3 of Article III of the supplemental indenture dated as of April 1, 1972, or pursuant to Section 3 of Article III of the supplemental indenture dated as of July 15, 1973, or pursuant to Section 3 of Article II of the Supplemental Indenture dated as of October 1, 1973, or pursuant to Section 3 of Article II of the Supplemental Indenture dated as of October 1, 1974, or pursuant to Section 3 of Article II of the Supplemental Indenture dated as of December 1, 1974, or pursuant to Section 3 of Article II of the Supplemental Indenture dated as of April 1, 1975, or pursuant to Section 3 of Article III of the Supplemental Indenture dated as of August 15, 1980, or pursuant to Section 3 of Article II of the supplemental indenture dated as of June 1, 1984, or pursuant to Section 3 of Article II of the supplemental indenture dated as of June 1, 1984, or pursuant to Section 3 of Article II of the supplemental indenture dated as of October 1, 1984, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 1985, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 1985, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 1985, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 1985, or pursuant to Section 3 of Article II of the supplemental indenture dated as of May 1, 1990, or pursuant to Section 3 of
Article II of the supplemental indenture dated as of April 1, 1993, or pursuant to Section 3 of Article II of the supplemental indenture dated as of December 1, 1993, or pursuant to Section 3 of Article II of the supplemental indenture dated as of December 1, 1993, or pursuant to Section 3 of Article II of the supplemental indenture dated as of June 1, 1995, or pursuant to Section 3 of
Article II of the supplemental indenture dated as of March 1, 2000, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 2000, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 2000, or pursuant to Section 3 of Article II of the supplemental indenture dated as of March 1, 2000, or pursuant to Section 3 of Article II of the supplemental indenture dated as of February 1, 2003, shall be deemed to have been delivered in compliance with this Section 3.

     SECTION 4. The Company covenants and agrees that, upon cancellation and discharge of any "prior lien", the Company shall cause all cash or obligations then held by the trustee or other holder of such prior lien, which were received by such trustee or other holder by reason of the release of, or which represent the proceeds of the taking by eminent domain or any disposition of, or the proceeds of insurance on, any of the properties at any time subject to the lien of the Mortgage (including all proceeds of or substitutions for any thereof), to be paid to or deposited and pledged with the Trustee, subject to any lien or charge prior to the lien of the Mortgage, such cash to be held and paid over or applied by the Trustee, and such obligations to be held and disposed of, as provided in Article IX of the Mortgage; provided, however, that in lieu of taking or delivering to the Trustee all or any part of such cash or obligations, the Company may deliver to the Trustee a certificate of the trustee or such other holder of such prior lien, stating that a specified amount thereof has been deposited with such trustee or other holder pursuant to the requirements of such other prior lien, in which case there shall also be delivered to the Trustee an opinion of counsel, who may be counsel for the Company, stating that such deposit is required by such other prior lien. The term "prior lien" as used in this Section 4 shall mean and include any "underlying mortgage" and shall also mean and include any other lien (except liens for taxes and assessments not due, or, if due, in the course of appeal or otherwise in contest, liens arising out of proceedings in court in course of contest and undetermined liens and charges, if any, incidental to current construction) prior to the lien of the Mortgage upon property acquired by the Company after the execution and delivery of the Indenture, dated the first day of March, 1928, referred to in the second paragraph of the recitals of this Supplemental Indenture, existing on said property or placed thereon to secure unpaid portions of the purchase price, at the time of such acquisition.

                                   ARTICLE III

                                  MISCELLANEOUS

     SECTION 1. The Trustee hereby accepts the trusts hereunder and agrees to perform the same upon the terms and subject to the applicable provisions of the Mortgage and the indentures supplemental thereto now in effect.

     SECTION 2. This Supplemental Indenture is executed by the parties hereto pursuant to the provisions of Article XVI of the Mortgage, and so long as any of the bonds of Series LL are or shall be outstanding the terms and conditions of this Supplemental Indenture shall be deemed to be a part of the terms and conditions of the Mortgage for any and all purposes. The provisions of this Supplemental Indenture shall be inapplicable and shall terminate and become void and of no effect upon the payment or redemption of all of the bonds of Series LL in accordance with the provisions of the Mortgage and of the bonds of Series LL.

     SECTION 3. All covenants, conditions and provisions contained in this Supplemental Indenture by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not, legally or equitably under or by reason of this Supplemental Indenture.

     SECTION 4. Although this Supplemental Indenture is dated as of February 1, 2003, it shall be effective only from the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgments hereto annexed.

     This Supplemental Indenture may be simultaneously executed in any number of counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument entered into by the parties hereto pursuant to the provisions of Article XVI of the Mortgage.

   IN WITNESS WHEREOF, THE PEOPLES GAS LIGHT AND COKE COMPANY has caused this instrument to be executed in its corporate name by its Chairman, President, the Executive Vice President, the Chief Financial Officer or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and U.S. Bank National Association, as Trustee under the Mortgage, has caused this instrument to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Trust Officers, all as of the day and year first above written.

                                 THE PEOPLES GAS LIGHT AND COKE COMPANY


                                        By  /s/ Donald M. Field
                                           -------------------------------
                                           Donald M. Field
                                           President and Chief Operating Officer

ATTEST:

 /s/ J.G. Nassos
------------------------
      J.G. Nassos
      Assistant Secretary


                                U.S. BANK NATIONAL ASSOCIATION

                                        By /s/ Richard H. Prokosch
                                           -------------------------------
                                                  Richard H. Prokosch
                                                 -----------------------
                                                 Vice President

ATTEST:

 /s/ Frank P. Leslie III
------------------------
     Frank P. Leslie III
  ----------------------
    Vice President

STATE OF ILLINOIS  )
                   )   ss.
COUNTY OF COOK     )


   I, Lorena Patino, a Notary Public in and for said County and State aforesaid, DO HEREBY CERTIFY that DONALD M. FIELD, the President and Chief Operating Officer of The Peoples Gas Light and Coke Company, an Illinois corporation, and JOHN G. NASSOS, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such President and Chief Operating Officer and Assistant Secretary, respectively, and who are both personally known to me to be the President and Chief Operating Officer and Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such President and Chief Operating Officer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

   GIVEN under my hand and notarial seal this 14th day of February, 2003.

                                        /s/ Lorena Patino
                                        ----------------------------------
                                              Lorena Patino
                                             ----------------
                                             Notary Public

My commission expires on the 14th day of June, 2006

STATE OF ILLINOIS  )
                   )   ss.
COUNTY OF COOK     )


   I, Mary R. Mccarthy, a Notary Public in and for said County and State aforesaid, DO HEREBY CERTIFY that Richard H. Prokosch, a Vice President of
U.S. Bank National Association, a corporation organized under the laws of the United States of America, and Frank P. Leslie III, a Vice President of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Vice President, respectively, and who are both personally known to me to be a Vice President and Vice President, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as Vice President and Vice President, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

   GIVEN under my hand and notarial seal this 19th day of February, 2003.


                                        /s/ Mary R. Mccarthy
                                        -----------------------------------
                                             Mary R. Mccarthy
                                             ----------------
                                            Notary Public

My commission expires January 31, 2005

                                   SCHEDULE A

                      EASEMENTS AND OTHER INTERESTS IN LAND

     1. All rights of way, easements, franchises, licenses, permits, privileges, leases, leaseholds and other authority granted to the Company for the purpose of constructing, installing, operating, using, maintaining, renewing, replacing or relocating gas mains, pipelines, services and other facilities on, over or in private property owned by others and situated in the County of Cook in the State of Illinois, including, without limiting the generality of the foregoing, those certain easements granted to the Company by the grantors hereinafter named and filed for record and recorded as hereinafter set forth, to wit:

                                                     PERMANENT         DATE
                      FILE         DOCUMENT            INDEX            OF          DATE
      GRANTOR        NUMBER         NUMBER             NUMBER        INSTRUMENT    RECORDED
      -------        ------       ----------      --------------     ----------    --------
City of Chicago      1686         0030175285      17-28-208-021,      12/31/03      2/5/03
                                                  17-28-210-029,
                                                  17-28-210-031

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